As filed with the Securities and Exchange Commission on September 4, 2026

Registration No. 333-297725

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIxCrypto Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6199	26-3474527
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

AIxCrypto Holdings, Inc.

1990 E Grand Ave, El Segundo, CA 90245

(310) 853-1683

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jiawei Wang

Chief Executive Officer

AIxCrypto Holdings, Inc.

1990 E Grand Ave, El Segundo, CA 90245

(310)853-1683

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry Yin, Esq.	Hermione Krumm, Esq.
Loeb & Loeb LLP	Loeb & Loeb LLP
2206-19 Jardine House	345 Park Avenue
1 Connaught Place	New York, NY 10154
Central, Hong Kong SAR	(212) 407-4000
(852) 3923-1111

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS	DATED September 4, 2026

UP TO 4,044,975 SHARES OF COMMON STOCK

AIxCrypto Holdings, Inc.

This prospectus relates to the offer and resale, from time to time, by Gold King Arthur Holding Limited, a Hong Kong limited liability company (the “Investor,” “GKA” or the “Selling Stockholder”), of up to 4,044,975 shares (the “VWAP Shares”) of common stock, par value $0.001 per share (“Common Stock”) of AIxCrypto Holdings, Inc. (the “Company,” “we,” “us” or “our”), in connection with the Common Shares Purchase Agreement that we entered into with the Investor on June 16, 2026 (the “Purchase Agreement”), pursuant to which we may issue and sell to the Investor shares of our Common Stock in one or more volume-weighted average price purchases (each, a “VWAP Purchase” and collectively, the “VWAP Purchases”) for an aggregate purchase price of up to $50,000,000 (the “Total Commitment”) during the period (the “Investment Period”) commencing on the effective date of the Registration Statement on Form S-1 (the “Initial Registration Statement”) to which this prospectus forms a part and expiring on the date the Purchase Agreement is terminated. The number of shares registered for resale under this prospectus is limited to the number of shares of Common Stock issuable under the Purchase Agreement up to the Exchange Cap (as defined below). We may register additional shares of Common Stock for resale under the Purchase Agreement in a new registration statement following effectiveness of the Shareholder Approval (as defined below).

On August 18, 2026, the Company and the Investor entered into a First Amendment to the Purchase Agreement (the “Purchase Agreement Amendment”), which is filed as Exhibit 10.9 to this registration statement. The Purchase Agreement Amendment (i) deletes the first sentence of each of Sections 10.5 and 10.6 of the Purchase Agreement in their entirety, and (ii) amends and restates the definition of “Threshold Price” set forth in Annex I to the Purchase Agreement to provide that the Threshold Price for any VWAP Purchase shall be the greater of (a) 90% of the VWAP on the Trading Day immediately preceding the VWAP Purchase Date and (b) such higher price as may be set forth by the Company in the VWAP Purchase Notice, and to clarify that no minimum dollar price per share shall apply to the determination of the Threshold Price.

We will not receive any proceeds from the sale by the Selling Stockholder of its shares of Common Stock in the open market. However, we may receive up to approximately $3.48 million in aggregate gross proceeds upon the issuance of shares of Common Stock registered for resale under the prospectus, based on the lowest daily dollar volume-weighted average price (“VWAP”) for the Common Stock as reported by Bloomberg on August 31, 2026, of $0.8595 with a 7% discount (and 3% Draw Fee retained by the Investor). The Purchase Agreement provides for a total commitment of $50,000,000 (the “Total Commitment”), whereby the Company may issue up to approximately 4,044,975 VWAP Shares, based on the lowest daily dollar VWAP for the Common Stock as reported by Bloomberg on August 31, 2026, of $0.8595, with a 7% discount (and 3% Draw Fee retained by the Investor). However, the shares registered hereunder are limited to shares issuable up to the Exchange Cap, and additional shares may only be issued and sold after receipt of the Shareholder Approval and registration of such additional shares for resale.

Our registration of the shares of Common Stock on behalf of the Selling Stockholder does not mean that we will issue shares to the Selling Stockholder or that the Selling Stockholder will offer or sell any shares of Common Stock. We cannot predict when, or in what amounts, we may elect to deliver notices directing the Investor to purchase Common Stock (each, a “VWAP Purchase Notice”) to the Investor, and accordingly cannot predict when or in what amounts the Selling Stockholder may sell shares of Common Stock pursuant to VWAP Purchases under the Purchase Agreement. Sales of shares of Common Stock by the Selling Stockholder may occur in open market transactions at prevailing market prices during the trading day on which a VWAP Purchase occurs (each, a “VWAP Purchase Date”). The Selling Stockholder will sell its shares of Common Stock through its broker-dealer, and retain a 3.0% Draw Fee, with the Company receiving the remaining 97% (the “Net Settlement Amount”). We provide more information about how the Selling Stockholder may sell or otherwise dispose of their shares of Common Stock in the section of this prospectus titled “Plan of Distribution.”

The Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). Any profits realized by the Selling Stockholder from the resale of shares of Common Stock pursuant to this prospectus, and any compensation received by any broker-dealer participating in such resales, may be deemed underwriting discounts and commissions under the Securities Act.

The Selling Stockholder will pay all brokerage fees and commissions in connection with the offer and resale of the shares by the Selling Stockholder pursuant to this prospectus. We will pay the expenses (except for sales or brokerage commissions and fees and disbursements of counsel for, and other similar expenses of the Selling Stockholder) incurred in registering under the Securities Act the offer and resale of the shares included in this prospectus by the Selling Stockholder, including legal and accounting fees.

Pursuant to the Purchase Agreement, we may, at our sole discretion, at any time and from time to time during the Investment Period, subject to the satisfaction of the conditions set forth in the Purchase Agreement, deliver to the Investor a VWAP Purchase Notice directing the Investor to purchase Common Stock. Upon delivery of a VWAP Purchase Notice by us and acceptance by the Investor, the Investor shall effect sales of such Common Stock in the open market through its broker-dealer at prevailing market prices on the applicable VWAP Purchase Date. The Investor will then remit to us ninety-seven percent (97%) of the VWAP Purchase Amount, retaining three percent (3%) of such VWAP Purchase Amount as a Draw Fee (the “Draw Fee”). The Investor may not be issued shares resulting in it owning more than 9.99% of the total outstanding Common Stock at any given time (the “Beneficial Ownership Limitation”). The purchase price we receive per share (the “VWAP Purchase Price”) equals ninety-three percent (93%) of the lowest daily VWAP (as reported by Bloomberg through its “AQR” function) over the prior three (3) trading days (each, a “Trading Day”) including the VWAP Purchase Date for such VWAP Purchase.

The Company shall not issue or sell any Common Stock pursuant to the Purchase Agreement to the extent that after giving effect thereto, the aggregate number of Common Stock that would be issued pursuant to the Purchase Agreement would exceed 4,044,975 Common Stock (representing 19.99% of the voting power or number of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless the Company’s shareholders have approved (i) the issuance of Common Stock pursuant to the Purchase Agreement in excess of the Exchange Cap in accordance with Listing Rule 5635(d) of The Nasdaq Stock Market LLC, and (ii) if applicable, an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of Common Stock (the “Charter Amendment”), so that the Company has sufficient authorized and unreserved shares of Common Stock to reserve for issuance under the Purchase Agreement (collectively, the “Shareholder Approval”), and such Shareholder Approval has taken effect. On July 28, 2026, we received the Shareholder Approval by written consent of stockholders holding a majority of our outstanding voting power in lieu of a special meeting of stockholders. We filed the Preliminary Information Statement on Schedule 14C with the SEC on August 24, 2026, but we have not yet filed the Definitive Information Statement on Schedule 14C (the “DEF 14C”) with the SEC, and the Shareholder Approval has not taken effect. Accordingly, this prospectus registers only the shares of Common Stock issuable under the Purchase Agreement up to the Exchange Cap. Until the Shareholder Approval has taken effect, we will not issue shares of Common Stock under the Purchase Agreement in excess of the Exchange Cap.

Our shares of Common Stock are trading on the Nasdaq Capital Market under the symbol “AIXC”. The closing price of our Common Stock on September 2, 2026 was $0.7710 per share.

Sales of our Common Stock, if any, under this prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, the Selling Stockholder may still experience a positive rate of return due to the discount at which the VWAP Purchase Price is calculated and the Draw fee it retains.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus, in the documents which are incorporated by reference herein and under similar headings in any amendment or supplements to this prospectus.

Neither the Securities Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we are hereby filing with the SEC to register the securities described in this prospectus for resale by the Selling Stockholder who may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We will not receive any proceeds from the sale by such Selling Stockholder of the securities offered by them described in this prospectus. However, we will pay the expenses associated with the sale of shares pursuant to this prospectus. We may receive up to $50,000,000 in aggregate gross proceeds from the Investor in connection with sales of the shares of our Common Stock pursuant to the Common Shares Purchase Agreement after the date of this prospectus, subject to the Exchange Cap limitation, based on the lowest daily dollar VWAP for the Common Stock as reported by Bloomberg on August 31, 2026, of $0.8595, with a 7% discount (and 3% Draw Fee retained by the Investor). However, the actual proceeds from the Investor may be less than this amount depending on the number of shares of our Common Stock sold and the price at which the shares of our Common Stock are sold.

If necessary, the specific manner in which the shares of Common Stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of shares of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

Neither we nor the Selling Stockholder has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder takes responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We and the Selling Stockholder, as applicable, may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus, any documents incorporated by reference to this prospectus, and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted. You should rely only on the information contained in this prospectus and in the documents incorporated by reference to this prospectus. Neither we nor the Selling Stockholder has authorized anyone to provide you with any information or to make any representations other than the information contained in this prospectus, in the documents incorporated by reference to this prospectus, in any post-effective amendment, or in any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. The information contained in this prospectus and in the documents incorporated by reference in this prospectus, is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this prospectus or any documents incorporated by reference to the prospectus, nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. This prospectus will be updated and made available for delivery to the extent required by the federal securities laws.

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” the “registrant,” “we,” “our” or “us” in this prospectus mean AIxCrypto Holdings, Inc., a Delaware corporation, and its subsidiaries;

●	“year” or “fiscal year” means the year ending December 31st;

●	all dollar or $ references, when used in this prospectus, refer to United States dollars; and

●	all share and per share information included in this prospectus has been retroactively adjusted to account for a 1-for-50 reverse stock split of our Common Stock that took effect on November 5, 2024 (the “Reverse Stock Split”).

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

ii

MARKET DATA

We are responsible for the information contained in this prospectus. This prospectus and the documents incorporated by reference to this prospectus include industry and market data that we obtained from periodic industry publications, and third-party studies and surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections included in these sources are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data used in this prospectus or in any documents incorporated by reference to this prospectus involve risks and uncertainties that are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and reflect our current expectations about future events, including the operation and commercialization of RoboShare, customer orders and service arrangements, our capital allocation and any disposition of digital-asset positions, business strategy, operations and financial performance as of the date of this prospectus. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “intends,” “targets,” or similar expressions.

These forward-looking statements include, but are not limited to, statements regarding:

●	the timing, method, price and effects of any orderly disposition of our digital-asset positions, including market, liquidity, regulatory, tax and accounting risks
●	the regulatory landscape applicable to RoboShare, robotic equipment rentals and services, autonomous or unmanned systems, transportation, data protection, tax and safety
●	our ability to operate and scale RoboShare’s asset-light marketplace and related rental and service offerings, including order-by-order fulfillment and manual coordination
●	the success or failure of the strategic shift to RoboShare, including customer adoption, repeat demand, utilization, order performance and market expansion
●	our reliance on third-party robot owners, FFAI and its affiliates, logistics providers, technology providers, engineers and other commercial counterparties
●	the pace of robot onboarding and any expansion beyond Los Angeles, our ability to obtain required registrations, permits, insurance and other approvals, and the absence of fixed quantitative expansion thresholds
●	customer demand, repeat rentals, utilization, pricing, transaction volume and competitive conditions affecting RoboShare
●	our ability to develop and operate scheduling and dispatch, merchant, fulfillment-documentation, operating-data dashboard and payment-splitting modules and to meet customer and operational needs
●	the performance of customers, robot owners, FFAI engineers, logistics providers and other counterparties, including order performance, cancellation, acceptance, collection and remittance risks
●	the stability, security, performance and cybersecurity of our technology systems, platform, networks, operating data and manual-to-automated workflows
●	our ability to allocate management attention and capital to RoboShare, attract and retain qualified personnel and manage the strategic shift
●	our capital needs and liquidity, ability to fund RoboShare and other obligations and ability to obtain additional financing on acceptable terms
●	litigation, contractual disputes and legal or regulatory proceedings arising from our operations, customers, equipment or relationships
●	protection and enforcement of our intellectual property and rights in technology, operating data and services and defense against third-party claims
●	our ability to access and draw upon the committed equity financing facility to support RoboShare and general corporate purposes
●	the timing, size and pricing of any sales under the equity line arrangement and the resulting dilution
●	the allocation of proceeds from sales of securities under this prospectus among RoboShare, working capital and other corporate purposes
●	the potential dilutive impact of issuances under the equity line on existing stockholders and any effect on our ability to fund operations

Forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Actual results could differ materially from those anticipated due to a variety of factors. You should not place undue reliance on these statements, which speak only as of the date of this prospectus (or as of the date of the documents incorporated by reference). We disclaim any obligation to update such statements except as required by law.

For a discussion of factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements, see the section titled “Risk Factors” in this prospectus and the sections titled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q, which are incorporated herein by reference.

iv

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should carefully read this entire prospectus, including the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” as well as our other filings with the SEC, including the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements in our Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q, which are incorporated herein by reference, before making a decision about whether to invest in our Common Stock. All references to “we,” “us,” “our,” and the “Company” refer to AIxCrypto Holdings, Inc., unless we specifically state otherwise or the context indicates otherwise.

Business Overview

Current Business and Strategy

AIxCrypto Holdings, Inc. (Nasdaq: AIXC) (“AIxC,” “we,” “us,” or the “Company”) is a technology company whose principal near-term operating and commercialization priority is RoboShare, an on-demand robot-sharing and matchmaking marketplace. RoboShare connects robot owners with enterprises, educational institutions and other users seeking flexible access to robotic equipment and related services, including whole-machine rentals and service-based usage. The Company is pursuing an asset-light marketplace model under which third-party owners list robots on the platform and the Company seeks to earn platform fees and, where applicable, direct service revenue from rental transactions and related services. RoboShare launched publicly at RoboShare.com on June 22, 2026 and began initial commercial activity in August 2026, including two paid orders. The platform has a limited operating history and may not develop into a sustainable or material source of revenue.

The prioritization of RoboShare represents a change in the Company’s near-term operating and capital-allocation emphasis. It does not mean that RoboShare has an established operating history or that development of all systems needed for the marketplace is complete. The Company is using its initial Los Angeles operations and actual customer orders to assess demand, utilization, operating requirements and whether broader expansion is warranted; it is not providing a long-term operating or financial forecast at this time.

Management recently prioritized RoboShare after observing customer demand and willingness to pay for access to robotic equipment and services. Los Angeles is RoboShare’s primary operating market and the first market activation under the Company’s planned ten-city direction. The Company expects to determine the pace and selection of any additional markets based on operating results from the initial phase and is not providing long-term operating or financial forecasts at this time.

Current Strategic Priorities

In September 2025, the Company closed a $41 million PIPE financing and, in November 2025, rebranded from Qualigen Therapeutics to AIxCrypto Holdings, Inc. Following that transaction, the Company explored the BesTrade DeAI Agent platform, the C10 digital asset treasury and portfolio management tools, and real-world asset (“RWA”) and embodied artificial intelligence (“EAI”) initiatives. The Company has since shifted its near-term operating focus to RoboShare, which management currently regards as its principal commercialization priority.

RWA tokenization, EAI infrastructure and the AIxC Hub are currently deprioritized and are not the Company’s principal near-term commercialization focus. BesTrade and C10 have been wound down, and the Company’s legacy biotechnology operations have been wound down.

The Company is not currently allocating its principal operating focus to the deprioritized RWA, EAI or AIxC Hub initiatives. The Company’s legacy biotechnology business, including QN-302, has been wound down.

The Company’s current capital allocation and management attention are directed primarily toward building RoboShare’s technology and operating capabilities, supporting customer and fulfillment activities and validating the asset-light marketplace model. The Company will evaluate the performance of this initial phase before committing to broader geographic expansion or additional initiatives.

Principal Near-Term Business: RoboShare

RoboShare is an on-demand marketplace that matches robot owners with enterprises, educational institutions and other users seeking to rent robotic equipment or obtain related services. The platform supports whole-machine rentals and service-based usage. As of September 1, 2026, 82 robots were listed on the platform. The first batch consists of 80 third-party-owned units from three equipment owners—33 FX Aegis Pro units and 47 FX Navi units—together with one Master Edu and one Aegis Edu. Most of the first-batch units are located in the Los Angeles area. A listing means that a unit is registered and offered for rental; it does not mean that the unit is committed to a transaction or continuously available. Availability is confirmed with the applicable owner for each booking, and owners may change or withdraw availability. The Company does not own any robot equipment.

Marketplace Participants and Transaction Flow

RoboShare is intended to operate as a two-sided marketplace. Its participants include (i) robot owners, who list their equipment and make it available for rental or service use, (ii) enterprise, educational and other customers seeking access to robotic equipment or related services, (iii) the Company, which operates the marketplace and facilitates matching and operating coordination, (iv) FFAI and other partners that may contribute equipment availability, customer opportunities or operational support, and (v) logistics providers that may transport equipment. The Company does not own any robot equipment.

The intended transaction flow is order-by-order: an owner lists a robot and its availability; a customer identifies a need and submits an inquiry or order; the Company and/or its operating personnel match the request with available equipment and coordinate the commercial and fulfillment arrangements; the applicable owner and service providers make the equipment and any related services available; the equipment is transported; and the engagement is performed. The Company has not established a single standardized workflow for every transaction or determined which steps are completed through RoboShare.com versus through sales or operating personnel.

Commercial terms, payment processing and settlement are handled on an order-by-order basis. The Company is continuing to develop standardized merchant agreements and automated payment processes, and the terms applicable to a particular order may differ.

1

Commercial Launch and Los Angeles Operations

RoboShare launched publicly at RoboShare.com on June 22, 2026. During July 2026, the operating team conducted pilot preparations for the Los Angeles market, including local sales, customer service, dispatch, logistics, operator training and development of operating procedures. The Company reported reaching its first paid commercial order milestone on August 15, 2026. On August 27, 2026, the related customer payment was received and a Mirapath event order was performed at the Quinlan Community Center in Cupertino. The related Malibu engagement was performed on August 29, 2026. These transactions represent initial commercial activity and provide only a limited basis for evaluating whether RoboShare can generate material or recurring revenue. The Malibu order included six charged robots—four Aegis Pro units, one Navi and one Master. One additional A3 humanoid robot was provided by FFAI at no charge as a courtesy to the customer. Los Angeles remains RoboShare’s primary operating market; the Company may consider additional markets based on actual operating data.

As of September 1, 2026, 82 robots were listed on the platform, including 80 third-party-owned units from three equipment owners (33 FX Aegis Pro units and 47 FX Navi units), one Master Edu and one Aegis Edu. Most of the first-batch units are located in the Los Angeles area. The listing total represents listed supply, not continuous availability or commitment to a customer. Availability is confirmed with the applicable owner for each booking, and owners may change or withdraw availability.

Customer-acquisition channels identified to date include events and demonstrations, direct business-development outreach, relationships with FFAI customers and robot owners, customer and partner referrals, email, LinkedIn and existing business relationships. The inquiry-to-fulfillment process is currently largely manual and includes initial contact, qualification, requirement confirmation, equipment selection, quotation, order or contract confirmation, prepayment, fulfillment and post-order follow-up. Preliminary event contacts are not treated as confirmed demand or orders until a specific requirement and next action are established.

Commercial Orders and Revenue Status

The Company has completed two paid RoboShare orders in August 2026: the Malibu engagement and a Mirapath event in Cupertino. Their aggregate gross order amounts were approximately $5,000. The gross order amounts are presented as order values rather than Company revenue in this prospectus; the timing and presentation of any revenue will depend on the applicable contractual terms, performance obligations and other relevant facts.

The two completed and paid orders described above should be distinguished from the approximately $33,000 one-year rental order and the 23-robot FFAI equipment sale described below.

The Company is aware of an order described as a one-year rental arrangement with an aggregate stated value of approximately $33,000; payment has not been received. The Company has not determined whether the order is binding and enforceable, whether all required signatures have been obtained or what performance, installation, acceptance, payment, cancellation, refund and collection terms apply. The order may not be performed or collected as expected and is not a committed source of revenue.

The current pricing reference is the RoboShare Platform Standard Rate Card v3, effective August 24, 2026. Equipment rates vary by model and rental period, and operators, transportation, setup, training, choreography, production and other support services are quoted separately. Final pricing is governed by the confirmed order or executed agreement and may be negotiated for an individual order. Customers generally prepay before service. Cancellation, rescheduling, refund, acceptance and other legal terms are governed by the applicable order or agreement.

The same long-term rental customer relationship also contributed to an education-sector customer expanding its original plan to purchase five NAVI robots into an order for 23 FFAI robots. The transaction is an equipment sale between the customer and FFAI Robotics, not a sale by the Company, and is not Company revenue. The Company has not identified a separate referral, deployment, logistics, platform or other service fee or performance obligation payable to or owed by the Company in connection with that sale.

Operations, Technology and Third-Party Relationships

The current organization chart is organized into project leadership; front-office functions covering supply development, sales and marketing; middle-office functions covering user operations, fulfillment operations, and brand and design; research and development functions covering technology, platform operations, and data and analytics; and shared corporate functions covering legal and compliance, capital, finance and human resources. It identifies 12 unique individuals across project leadership, user experience and sales, and research and development, and six individuals supporting shared corporate functions. Some individuals have concurrent assignments, so the functional counts are not additive, and open or to-be-hired positions are not current personnel.

The functional descriptions above identify areas of responsibility rather than separate headcount. Concurrent assignments are not additional personnel, and open or to-be-hired positions are not current personnel.

RoboShare.com has launched publicly and currently supports robot listings and customer inquiries. Quotations, order confirmation, invoicing, dispatch, fulfillment records and customer support are currently coordinated manually through operating personnel and related processes. Automated scheduling and dispatch, the merchant portal, standardized digital fulfillment documentation, the operating data dashboard and automated payment splitting remain under development or implementation.

The Company has offices in El Segundo, California. Storage and staging arrangements for equipment are being developed. Equipment transportation is handled through a combination of Company-operated capacity and third-party logistics providers. The operating entity, AIXCRYPTO EAI, INC., is a Delaware corporation. The Company does not offer venue or space rental services.

Fulfillment is currently coordinated order by order. The Malibu engagement included transportation, unloading, testing, content preparation, robot operation, on-site coordination and safety support. The Mirapath engagement used one RoboShare project and customer lead plus two FFAI engineers providing temporary technical and operational support. RoboShare currently depends on FFAI engineers and manual coordination for certain transportation, robot operation, technical support and safety functions. Standardized operator training, equipment handoff, venue assessment, safety checks, incident handling and customer-acceptance procedures are being developed and are not represented as complete.

2

Revenue Model and 90-Day Validation Plan

RoboShare’s current revenue model provides for a platform fee equal to 15% of equipment-rental and merchant-fulfilled order amounts, with 85% of equipment-rental amounts payable to the applicable equipment owner. Separately quoted operator, transportation, setup, training, choreography, production and support services may generate direct service revenue. Customers generally prepay before service. The timing and presentation of revenue from any arrangement will depend on the applicable contractual terms, performance obligations and other relevant facts. The Company does not currently describe RoboShare as a Company-owned robot sales model, and it does not currently expect RWA tokenization, EAI infrastructure or AIxC Hub activities to be principal near-term revenue sources.

Operators, transportation, setup, training, choreography, production and other support services are quoted separately, and customers generally prepay before service. The Company is using its initial orders to evaluate fulfillment requirements, platform commissions, direct service economics and related operating costs.

The core objective of the Company’s initial 90-day operating plan is to validate the RoboShare commercial model through actual customer orders. Management intends to evaluate the number of robots listed, onboarded and available for rental; fulfillment of the reported one-year rental order and other commercial engagements; robot utilization; customer conversion and repeat rentals; marketplace transaction volume; platform fees and direct service revenue; and direct deployment, transportation and other operating costs relevant to unit economics. The pace of additional owner onboarding and any expansion beyond Los Angeles will be determined by actual operating data from this initial period. The Company has not adopted fixed quantitative go/no-go thresholds for entry into additional cities, and the planned ten-city direction is not a commitment to enter any particular city or a revenue forecast. Given RoboShare’s limited operating history, the Company is not providing long-term operating or financial forecasts at this time.

Los Angeles remains the primary operating market. Expansion decisions will depend on actual customer demand, robot availability, fulfillment quality, utilization, repeat orders, unit economics, local operating capacity and management approval. The Company has not adopted fixed quantitative thresholds for entry into additional cities.

Other Initiatives and Digital-Asset Positions

RWA tokenization, EAI infrastructure and the AIxC Hub are currently deprioritized. BesTrade, C10 and the Company’s legacy biotechnology operations have been wound down. The Company is also pursuing an orderly exit from its digital-asset treasury (“DAT”) positions. The timing and method of any disposition will depend on liquidity, market conditions, price volatility, potential market impact and other factors, and may result in gains, losses, transaction costs, restrictions or other effects that cannot presently be quantified.

The Company is aligned on pursuing an orderly exit from its digital-asset treasury positions. As of August 31, 2026, the positions had an aggregate value of approximately $4.82 million, consisting primarily of 33.4945 BTC valued at approximately $2.63 million, 497.5607 ETH valued at approximately $1.23 million and 6,325.9234 SOL valued at approximately $0.65 million; the remaining approximately $0.31 million consisted principally of LINK, BNB, ADA and USDT, with immaterial amounts of XRP and HYPE. The Company is developing a specific disposition plan and has not established a definitive completion date. The method and timing will be determined based on trading liquidity, prevailing market conditions, price volatility and potential market impact. As of August 31, 2026, none of the positions were staked, pledged as collateral, encumbered or subject to unsettled trades. During August 2026, the Company sold certain digital assets in connection with its treasury management activities.

Competitive Position and Regulatory Matters

RoboShare competes with other providers of robotic equipment, rental and deployment services, logistics and related technology. Its operations may be subject to requirements relating to equipment rentals, transportation, sales and use taxes, data protection, workplace and public safety, autonomous or unmanned systems and qualification to do business in relevant jurisdictions. The Company expects the requirements and competitive environment to evolve as it operates and may expand.

Corporate Information

Ritter Pharmaceuticals, Inc. (our predecessor) was formed as a Nevada limited liability company on March 29, 2004 under the name Ritter Natural Sciences, LLC. In September 2008, this company converted into a Delaware corporation under the name Ritter Pharmaceuticals, Inc. On May 22, 2020, upon completing the “reverse recapitalization” transaction with Qualigen, Inc., Ritter Pharmaceuticals, Inc. was renamed Qualigen Therapeutics, Inc. and Qualigen, Inc. became a wholly-owned subsidiary of the Company. On July 20, 2023, we sold Qualigen, Inc. to Chembio Diagnostics, Inc., an American subsidiary of French diagnostics provider Biosynex S.A.

On November 14, 2025, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to change its name to AIxCrypto Holdings, Inc. The Company’s symbol change to “AIXC” took effect on the Nasdaq Capital Market on November 20, 2025.

Our principal executive offices are located at 1990 E Grand Ave, El Segundo, CA 90245. Our telephone number is (310) 853-1683. Our corporate website address is https://www.aixcrypto.ai/en/. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this registration statement. You should not rely on our website or any such information in making your decision whether to purchase our securities.

Smaller Reporting Company Status

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. As a smaller reporting company, we may rely on certain scaled disclosure accommodations available under SEC rules. These include, among other things, providing only two years of audited financial statements, reduced executive compensation disclosure, and less extensive narrative disclosure regarding our operations and financial results. We may continue to rely on these reduced disclosure requirements for so long as we qualify as a smaller reporting company.

3

THE OFFERING

Common Stock that may be offered by the Selling Stockholder	Up to 4,044,975 of VWAP Shares that we may elect to sell to the Investor from time to time under the Purchase Agreement.

Common Stock outstanding prior to the offering(1)	21,108,884 shares of Common Stock as of August 31, 2026.

Common Stock to be outstanding after the offering	25,153,859 shares of Common Stock, assuming all 4,044,975 VWAP Shares registered hereunder are issued and sold to the Investor under the Purchase Agreement.

Listing	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AIXC.”

Use of Proceeds

We will not receive any proceeds from the resale of shares of our Common Stock included in this prospectus by the Selling Stockholder. We may receive up to $3,476,656 in aggregate gross proceeds under the Purchase Agreement from sales of our Common Stock that we elect to make to the Investor pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, during the Investment Period, subject to the Exchange Cap, based on the lowest daily dollar VWAP for the Common Stock as reported by Bloomberg on August 31, 2026, of $0.8595, with a 7% discount (and 3% Draw Fee retained by the Investor).

Any proceeds that we receive from the sales of the VWAP Shares to the Investor under the Purchase Agreement are expected to be used for working capital and other general corporate purposes, with current capital allocation priorities including the development and operation of RoboShare, technology and operating personnel, fulfillment and logistics, and related corporate obligations. See “Use of Proceeds” beginning on page 15.

Plan of Distribution	The Selling Stockholder may sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time in a number of different ways. See the “Plan of Distribution” section of this prospectus.

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 8 of this prospectus before deciding whether or not to invest in shares of our Common Stock.

(1)	The number of shares of our Common Stock outstanding prior to this offering is based on 21,108,884 shares of Common Stock outstanding as of August 31, 2026.

Throughout this prospectus, when we refer to the Selling Stockholder in this prospectus, we are referring to the Selling Stockholder identified in this prospectus and, as applicable, its transferees, donees, pledgees, distributees, and other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

4

THE COMMITTED EQUITY FINANCING

Overview

On June 16, 2026, we entered into the Purchase Agreement with the Investor, pursuant to which the Company may issue and sell to the Investor shares of Common Stock, in one or more VWAP Purchases for an aggregate purchase price of up to $50,000,000 for an Investment Period commencing on the Effective Date of the Initial Registration Statement and expiring on the date the Purchase Agreement is terminated, which is defined as the earliest to occur of (i) the first day of the month following the 24-month anniversary of the effective date of the Initial Registration Statement, (ii) the date on which the Investor shall have purchased the Total Commitment worth of Common Stock pursuant to the Purchase Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the Nasdaq Capital Market or any other Principal Market, (iv) the thirtieth (30th) Trading Day following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary bankruptcy case or any person commences a bankruptcy proceeding against the Company that is not discharged or dismissed prior to such thirtieth (30th) Trading Day, and (v) pursuant to or within the meaning of any Bankruptcy Law, the date on which a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (each, an “Automatic Termination Event”).

On August 18, 2026, the Company and the Investor entered into a Purchase Agreement Amendment, which is filed as Exhibit 10.9 to this registration statement. The Purchase Agreement Amendment (i) deletes the first sentence of each of Sections 10.5 and 10.6 of the Purchase Agreement in their entirety, and (ii) amends and restates the definition of “Threshold Price” set forth in Annex I to the Purchase Agreement to provide that the Threshold Price for any VWAP Purchase shall be the greater of (a) 90% of the VWAP on the Trading Day immediately preceding the VWAP Purchase Date and (b) such higher price as may be set forth by the Company in the VWAP Purchase Notice, and to clarify that no minimum dollar price per share shall apply to the determination of the Threshold Price.

For each VWAP Purchase, the settlement process shall occur as follows: following delivery of a VWAP Purchase Notice by the Company prior to 9:30 a.m., New York City time, on a VWAP Purchase Date (T), the Investor will effect sales of Common Stock in the open market through its broker-dealer at prevailing market prices on T. On the second Trading Day following the VWAP Purchase Date (T+2, the “VWAP Purchase Share Delivery Date”), the Company will issue to the Investor the VWAP Purchase Share Amount as DWAC Shares. Not later than 5:00 p.m., New York City time, on the Trading Day immediately following the VWAP Purchase Share Delivery Date (T+3), the Investor will pay the Company the Net Settlement Amount, equal to ninety-seven percent (97%) of the VWAP Purchase Amount, with the Investor retaining the remaining three percent (3%) as the Draw Fee.

At or prior to Commencement, we are required to reserve 4,044,975 shares of Common Stock solely for issuance under the Purchase Agreement (the “Exchange Cap”). The number of shares we may direct the Investor to purchase in any single VWAP Purchase is capped at VWAP Purchase Maximum Share Percentage (15%), as defined in Annex I.

We may not direct a VWAP Purchase at a VWAP Purchase Price below the Threshold Price, which for each VWAP Purchase is the greater of (i) 90% of the VWAP on the Trading Day immediately preceding the VWAP Purchase Date and (ii) such higher price as we specify in the applicable VWAP Purchase Notice. During any Trading Day, the Investor’s sales of Common Shares shall not constitute more than ten percent (10%) of the trading volume of the Common Shares on the Principal Market for such Trading Day, unless the Company provides its prior written consent.

The Company shall not issue or sell any Common Stock pursuant to the Purchase Agreement to the extent that after giving effect thereto, the aggregate number of Common Stock that would be issued pursuant to the Purchase Agreement would exceed the Exchange Cap, unless the Company has received Shareholder Approval, and such Shareholder Approval has taken effect. On July 28, 2026, we received the Shareholder Approval by written consent of stockholders holding a majority of our outstanding voting power in lieu of a special meeting of stockholders. We filed the Preliminary Information Statement on Schedule 14C with the SEC on August 24, 2026, but we have not yet filed the Definitive Information Statement on Schedule 14C (the “DEF 14C”) with the SEC, and the Shareholder Approval has not taken effect. The shares registered for resale hereunder are limited to shares issuable up to the Exchange Cap. Until the Shareholder Approval has taken effect, we will not issue shares of Common Stock under the Purchase Agreement in excess of the Exchange Cap.

Pursuant to the Purchase Agreement, we may, at our sole and absolute discretion, at any time and from time to time during the Investment Period, subject to the satisfaction of the conditions set forth in the Purchase Agreement, including the effectiveness of the Shareholder Approval, deliver to the Investor a VWAP Purchase Notice directing the Investor to purchase Common Stock. The Investor may not be issued shares resulting in it owning more than the Beneficial Ownership Limitation. However, the Beneficial Ownership Limitation does not prevent the Investor from selling some or all of the shares of Common Stock it acquires and then acquiring additional shares, resulting in the Investor being able to sell in excess of 9.99% of the outstanding shares while never holding more than 9.99% of our outstanding Common Stock at any time. The VWAP Purchase Price per share equals ninety-three percent (93%) of the lowest daily VWAP (as reported by Bloomberg through its “AQR” function) over the prior three (3) Trading Days including the VWAP Purchase Date for such VWAP Purchase. In consideration of the Investor’s execution of the Purchase Agreement, we paid the Investor a one-time fee of $100,000 (the “Upfront Fee”) in cash on the date of the Purchase Agreement, which was fully earned on that date and is non-refundable, including upon any termination of the Purchase Agreement.

Sales of our Common Stock to the Investor under the Purchase Agreement, and the timing of any sales, will be determined by us from time to time in our sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of our Common Stock and determinations by us regarding the use of proceeds from any sale of such Common Stock. The net proceeds from any future sales under the Purchase Agreement will depend on the frequency with which the VWAP Purchases are sold to the Investor. To the extent we sell VWAP Shares under the Purchase Agreement, we currently plan to use the net proceeds for working capital and other general corporate purposes, including the development and operation of RoboShare, technology and operating personnel, fulfillment and logistics, compliance and other costs of commercializing the platform. We cannot predict whether the net proceeds invested will yield a favorable return.

5

In accordance with our obligations under the Purchase Agreement, we agreed to provide the Selling Stockholder with customary registration rights related to the VWAP Shares. We are filing this registration statement of which this prospectus forms a part in order to register for resale up to 4,044,975 VWAP Shares that we may elect, at our sole discretion, to issue and sell to the Investor, from time to time during the Investment Period subject to the conditions and limitations of the Purchase Agreement. The Purchase Agreement permits the issuance and sale of additional shares in excess of the Exchange Cap, up to the Total Commitment, subject to receipt and effectiveness of the Shareholder Approval and the registration of such additional shares for resale under a separate registration statement.

The Purchase Agreement may be terminated (i) automatically upon an Automatic Termination Event, (ii) by the Company after Commencement upon ten (10) Trading Days’ prior written notice to the Investor, provided that the Upfront Fee has been paid and is non-refundable irrespective of such termination, (iii) at any time by the mutual written consent of the parties, or (iv) by the Investor upon ten (10) Trading Days’ prior written notice to the Company if: (a) a Fundamental Transaction (as defined in the Purchase Agreement) occurs; (b) the Company breaches or defaults in any material respect of any of its covenants and agreements in the Purchase Agreement, and such breach or default is not cured within fifteen (15) Trading Days after notice; (c) while a registration statement is required to be maintained effective and the Investor holds any registrable Common Stock, the effectiveness of such registration statement lapses for any reason or becomes unavailable to the Investor for resale, and such lapse or unavailability continues for a period of forty-five (45) consecutive Trading Days or for more than an aggregate of ninety (90) Trading Days in any 365-day period, other than due to acts of the Investor; (d) trading in the Common Stock on the Nasdaq Capital Market has been suspended and such suspension continues for a period of five (5) consecutive Trading Days; or (e) the Company is in material breach or default of any of its covenants and agreements in the Purchase Agreement, and such breach or default is not cured within fifteen (15) Trading Days after notice. Upon termination, certain provisions of the Purchase Agreement shall survive, including the Company’s obligations relating to indemnification and the maintenance of the effectiveness of the Registration Statement of which this prospectus forms a part.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in such agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

The foregoing descriptions of the Purchase Agreement, the Purchase Agreement Amendment and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 17, 2026 and Exhibit 10.9 to this registration statement, each of which is incorporated by reference herein.

No Short Selling or Hedging

Pursuant to the Purchase Agreement, the Investor has agreed that, from and after the closing date through and including the Trading Day next following the expiration or termination of the Purchase Agreement, neither the Investor nor any of its affiliates will engage in any short sales or hedging transactions with respect to the Common Stock; provided, however, that the Investor may sell a number of Common Stock equal to the number of Shares that the Investor is effecting sales for pursuant to a pending VWAP Purchase Notice in accordance with the Purchase Agreement, so long as the Investor delivers the Shares purchased pursuant to such VWAP Purchase Notice to the purchaser promptly upon the Investor’s receipt of such Shares from the Company. In addition, the Investor has agreed that during any Trading Day, the Investor’s sales of Common Stock shall not constitute more than ten percent (10%) of the trading volume of the Common Stock on the Nasdaq Capital Market for such Trading Day, unless the Company provides its prior written consent. For purposes of this limitation, “trading volume” means the total number of shares of Common Stock traded on the Nasdaq Capital Market during regular trading hours on such Trading Day. The Company has agreed not to effect or enter into any agreement to effect any issuance of Common Stock or securities convertible into Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) during any period in which a VWAP Purchase Notice has been delivered and the delivery of such Shares and the payment therefor have not been completed.

6

Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders

The Common Stock being registered for resale in this prospectus may be issued and sold by us to the Investor from time to time at our discretion, during the terms described above. The resale by the Selling Stockholder of a significant quantity of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, to the Investor under the Purchase Agreement will be determined by us in our sole discretion, subject to the satisfaction of certain conditions in the Purchase Agreement and will depend upon market conditions and other factors. We may ultimately decide to sell to the Investor all, some or none of the shares of Common Stock that may be available for us to sell to the Investor pursuant to the Purchase Agreement. If we elect to sell to the Investor shares of Common Stock pursuant to the Purchase Agreement, after the Investor has acquired such shares, the Investor may resell all, some or none of such shares of Common Stock at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares of Common Stock from the Investor in this offering at different times will likely pay different prices for those shares of Common Stock, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. See “Risk Factors—Risks Related to this Offering—Investors who buy shares of Common Stock from the Investor at different times will likely pay different prices.”

Investors may experience a decline in the value of the Common Stock they purchase from the Investor in this offering as a result of future sales made by us to the Investor at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of Common Stock to the Investor under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Common Stock or the mere existence of our arrangement with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the purchase price per share to be paid by the Investor for the Common Stock that we may sell to the Investor under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock, as of the date of this prospectus, it is not possible for us to predict the number of shares of Common Stock that we will sell to the Investor under the Purchase Agreement, the actual purchase price per share to be paid by Investor for those shares of Common Stock, or the actual gross proceeds to be raised by us from those sales, if any. As of August 31, 2026, there were 21,108,884 shares of Common Stock outstanding.

If all of the shares of our Common Stock offered for resale by the Selling Stockholder under this prospectus were issued and outstanding as of August 31, 2026, consisting of up to 4,044,975 VWAP Shares, such shares would represent approximately 16.08% of the total number of shares of our Common Stock outstanding. The actual number of shares of our Common Stock issuable will vary depending on the then current market price of shares of our Common Stock sold to the Selling Stockholder in this offering.

The number of shares of Common Stock ultimately offered for sale by the Selling Stockholder for resale under this prospectus is dependent upon the number of shares of Common Stock, if any, we ultimately sell to the Investor under the Purchase Agreement. Further, if and when we elect to sell shares of Common Stock to the Investor pursuant to the Purchase Agreement, after the Investor has acquired such shares, the Investor may resell all, some or none of such shares of Common Stock at any time or from time to time in its discretion and at different prices.

The issuance of our shares of Common Stock to the Selling Stockholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares of Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of Common Stock after any such issuance.

We have agreed to register up to 4,044,975 VWAP Shares for resale under the registration statement of which this prospectus forms a part, representing the maximum number of shares issuable under the Purchase Agreement up to the Exchange Cap. Additional shares may be registered for resale under a separate registration statement following effectiveness of the Shareholder Approval.

The following table sets forth the number of VWAP Shares to be issued to the Investor registered hereunder at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered VWAP Shares to be Issued up to the Exchange Cap(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Investor(2)	Gross Proceeds from the Sale of VWAP Shares Registered Hereunder
$0.390		4,044,975	16.08%	$1,577,540
$0.585		4,044,975	16.08%	$2,366,310
$0.780	(3)	4,044,975	16.08%	$3,155,081
$0.975		4,044,975	16.08%	$3,943,851
$1.170		4,044,975	16.08%	$4,732,621
$1.560		4,044,975	16.08%	$6,310,161

Notes to table:

(1) The shares registered hereunder are limited to shares issuable up to the Exchange Cap of 4,044,975 shares. Our Certificate of Incorporation currently authorizes us to issue up to 225,000,000 shares of Common Stock. Therefore, we have sufficient shares of Common Stock authorized to issue the maximum number of shares registered hereunder.

(2) The denominator is based on 21,108,884 shares of our Common Stock outstanding as of August 31, 2026, plus the number of registered VWAP Shares set forth in the adjacent column that we would have issued or sold to the Investor, up to the Exchange Cap. The numerator is based on the number of VWAP Shares issuable under the Purchase Agreement up to the Exchange Cap, which shares are registered hereunder. The number and percentage of shares of Common Stock issuable to the Investor does not give effect to the potential future issuance of shares of Common Stock pursuant to our outstanding RSUs and other securities convertible into shares of Common Stock, or to the potential issuance of shares in excess of the Exchange Cap following effectiveness of the Shareholder Approval.

(3) The VWAP of our Common Stock on August 31, 2026, less the 7% discount.

7

RISK FACTORS

Holding the shares of Common Stock offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, any prospectus supplement and in the documents that we incorporate by reference herein before you decide to invest in our Common Stock. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus, any prospectus supplement and our filings with the SEC, as well as of the documents incorporated by reference herein or therein. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our Common Stock.

Risks Related to This Offering

Our Common Stock is trading below $1.00 per share, and we may fail to satisfy the Nasdaq minimum bid price requirement for continued listing.

Nasdaq Listing Rule 5550(a)(2) requires that our Common Stock maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market. If the closing bid price of our Common Stock remains below $1.00 per share for 30 consecutive business days, Nasdaq will notify us of our non-compliance, after which we would have 180 calendar days to regain compliance by achieving a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. We may be unable to regain compliance within that period, and measures we might take in order to do so, including a reverse stock split, may not be successful or may have adverse effects on the market price of our Common Stock.

Issuances of Common Stock under the Purchase Agreement at prices below $1.00 per share, if permitted, would increase the number of shares of Common Stock outstanding and could place further downward pressure on the market price of our Common Stock, which could make regaining or maintaining compliance with the minimum bid price requirement more difficult. If our Common Stock were to be delisted from the Nasdaq Capital Market, the Purchase Agreement would terminate automatically in accordance with its terms, the liquidity and market price of our Common Stock would likely be adversely affected, and our ability to raise capital would be impaired.

We may not be able to direct VWAP Purchases at prices below the Threshold Price, and we may therefore be unable to access the Purchase Agreement.

Under the Purchase Agreement, our right to deliver VWAP Purchase Notices and the Investor’s obligation to accept such notices are subject to specified conditions, including that the applicable VWAP Purchase Price must be equal to or greater than the Threshold Price. The Threshold Price for each VWAP Purchase is the greater of (i) 90% of the VWAP on the Trading Day immediately preceding the VWAP Purchase Date and (ii) such higher price as may be set forth by the Company in the VWAP Purchase Notice, without any minimum dollar price per share. If the applicable VWAP Purchase Price is below the Threshold Price, or if any other condition to a VWAP Purchase is not satisfied, we may be unable to sell shares to the Investor under the Purchase Agreement and may not receive the proceeds we expect. Our inability to access all or a portion of the financing available under the Purchase Agreement could have a material adverse effect on our liquidity and financial condition.

A sale of a substantial number of shares of Common Stock by the Selling Stockholder could cause the price of our Common Stock to decline.

The shares of Common Stock covered by this prospectus represent a large number of shares of our Common Stock, and, following the effectiveness of the registration statement of which this prospectus forms a part, such shares of Common Stock may be sold by the Selling Stockholder in the public market without restriction. If the Selling Stockholder sells, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of the shares of Common Stock in the public market, the price of our Common Stock may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock prices that may not be the same as the price per share paid by the Selling Stockholder. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock or securities convertible into shares of Common Stock in future transactions may be higher or lower than the price per share paid to the Selling Stockholder. Our stockholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of shares of Common Stock under our stock incentive programs.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

Future resales and/or issuances of shares of Common Stock, including pursuant to this prospectus, or the perception that such sales may occur, may cause the market price of our shares to drop significantly.

We may, at our sole and absolute discretion, at any time and from time to time during the Investment Period after Commencement (as defined in the Purchase Agreement), subject to the satisfaction of the conditions set forth in the Purchase Agreement, deliver VWAP Purchase Notices to the Investor requesting that the Investor purchase shares of Common Stock at a purchase price equal to 93% of the lowest daily VWAP over the prior three (3) Trading Days including the VWAP Purchase Date. Under the Purchase Agreement, we have the right to sell to the Investor up to $50,000,000 of shares of Common Stock over the Investment Period, subject to certain limitations, including the Exchange Cap (which limits issuances to 19.99% of our outstanding Common Stock unless we obtain Shareholder Approval) and the Beneficial Ownership Limitation (which limits the Investor’s ownership to 9.99% of our outstanding shares).

The Investor may resell all, some or none of such shares of Common Stock at any time or from time to time in its discretion and at different prices. Under the Purchase Agreement, we will deliver shares to the Investor on the second (2nd) Trading Day following the applicable VWAP Purchase Date, the Company shall issue to the Investor a number of DWAC Shares equal to the VWAP Purchase Share Amount for such VWAP Purchase. The Investor will then remit to us 97% of the VWAP Purchase Amount. Because a significant number of shares may be issued and sold under this arrangement, such sales of shares of Common Stock could result in substantial dilution to the interests of other holders of shares of Common Stock and may result in substantial decreases to the price of our Common Stock. The actual sales of shares of Common Stock or the mere existence of our arrangement with the Investor may also make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

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In addition, shares of our Common Stock issuable upon exercise or vesting of incentive awards under our incentive plans are, once issued, eligible for sale in the public market, subject to any lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144. Furthermore, shares of our Common Stock reserved for future issuance under our incentive plan may become available for sale in the future.

The market price of shares of our Common Stock could drop significantly if the Investor or other holders described above sell their shares or are perceived by the market as intending to sell. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of our Common Stock or other securities.

It is not possible to predict the actual number of shares of our Common Stock, if any, we will sell under the Purchase Agreement, or the actual gross proceeds resulting from those sales or the dilution to you from those sales. Further, we may not have access to the full amount available under the Purchase Agreement.

Pursuant to the Purchase Agreement, we may sell up to $50,000,000 worth of shares of Common Stock to the Investor, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement; however, we may not issue shares in excess of the Exchange Cap unless and until we obtain the Shareholder Approval. The shares registered for resale hereunder are limited to 4,044,975 VWAP Shares, representing the number of shares issuable up to the Exchange Cap.

The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to the Investor at our sole discretion from time to time during the Investment Period. Sales of our Common Stock, if any, will depend upon market conditions and other factors to be determined by us. We may sell to the Investor all or only a portion of the Common Stock that may be available for us to sell to the Investor pursuant to the Purchase Agreement. Accordingly, we cannot guarantee that we will be able to sell all of the Total Commitment or how much in proceeds we may obtain under the Purchase Agreement. If we cannot sell securities under the Purchase Agreement, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could have a material adverse effect on our liquidity and cash position.

Because the VWAP Purchase Price per share of Common Stock will fluctuate based on the market prices of our Common Stock, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Investor under the Purchase Agreement, the VWAP Purchase Price per share that the Investor will pay for VWAP Shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Investor under the Purchase Agreement.

We are registering up to 4,044,975 VWAP Shares that we may sell to the Investor pursuant to the Purchase Agreement under this prospectus, representing the maximum number of shares issuable up to the Exchange Cap. Such shares would represent approximately 16.08% of the total number of shares of our Common Stock outstanding (based on 21,108,884 shares outstanding as of August 31, 2026, plus 4,044,975 VWAP Shares). We may register additional shares for resale under a separate registration statement following effectiveness of the Shareholder Approval.

The Investor is not obligated to buy any shares under the Purchase Agreement if such shares, when aggregated with all other Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act, and Rule 13d-3 promulgated thereunder), would result in the Investor beneficially owning Common Stock in excess of the Beneficial Ownership Limitation. However, the Beneficial Ownership Limitation does not prevent the Investor from selling some or all of the shares it acquires and then acquiring additional shares, resulting in the Investor being able to sell in excess of 9.99% of the outstanding shares while never holding more than 9.99% of our outstanding Common Stock at any time. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business or results of operation.

We have extended credit to our controlling stockholder, and transactions with our controlling stockholder present conflicts of interest.

On July 19, 2026, a special committee of our Board of Directors approved an initial advance of $250,000 to FFAI, subject to execution of definitive documentation and satisfaction of specified conditions. The Company reports that the special committee subsequently approved a second advance of $250,000 and a third advance of $300,000, which have been funded. As of the date of this prospectus, we have advanced $800,000 in the aggregate to FFAI. The advances bear interest at 10% per annum, with a default rate of 15% per annum, are unsecured and rank pari passu with FFAI’s other unsecured indebtedness.

Proceeds of the advances are restricted to funding a payment in connection with a sponsorship arrangement involving an affiliate of FFAI.

As of the date of this prospectus, no definitive agreement has been executed. We and FFAI are negotiating an uncommitted, non-revolving delayed draw credit facility providing for advances of up to $2,000,000 in the aggregate, with each advance subject to separate approval by the special committee. We can give no assurance that a definitive agreement will be executed or that its final terms will be consistent with those described above. We expect to file a Current Report on Form 8-K, and to file the definitive agreement as an exhibit, upon execution.

We will have broad discretion over the use of the proceeds we receive under the Purchase Agreement, including funding RoboShare and entering into transactions with FFAI or its affiliates. Any extension of credit to FFAI or its affiliates would benefit our controlling stockholder and would not be subject to the approval of our other stockholders. There can be no assurance that the terms of any transaction between us and FFAI or its affiliates are as favorable to us as those that could be obtained from an unaffiliated third party, or that FFAI will repay amounts advanced to it when due or at all.

The Investor will pay less than the then-prevailing market price for our Common Stock, which could cause the price of our Common Stock to decline.

The VWAP Purchase Price per share of our Common Stock to be sold to the Investor under the Purchase Agreement equals ninety-three percent (93%) of the lowest daily VWAP (as reported by Bloomberg through its “AQR” function) over the prior three (3) Trading Days, including the VWAP Purchase Date for such VWAP Purchase. Shares to be sold to the Investor pursuant to the Purchase Agreement will be purchased at a discounted price.

As a result of this pricing structure, the Investor selling the shares they receive could cause the price of our Common Stock to decrease. Under the Purchase Agreement, the Company issues shares to the Investor at the beginning of each VWAP Purchase, and the Investor then sells those shares in the open market on the same day to fulfill its obligations under the VWAP Purchase. This selling activity, particularly if significant volumes of shares are sold, could put downward pressure on the market price of our Common Stock.

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Investors who buy shares of Common Stock from the Investor at different times will likely pay different prices.

Pursuant to the Common Shares Purchase Agreement, we have discretion, to vary the timing, price and number of shares of Common Stock we sell to the Investor. If and when we sell shares of Common Stock to the Investor pursuant to the Common Shares Purchase Agreement, after the Investor has acquired such shares, the Investor may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from the Investor in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Investor in this offering as a result of future sales made by us to the Investor at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Investor under the Common Shares Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangements with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns.

You should consult your own independent tax advisor regarding any tax matters arising with respect to the securities offered in connection with this offering.

Participation in this offering could result in various tax-related consequences for investors. All prospective purchasers of the resold securities are advised to consult their own independent tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the resold securities in their particular situations.

Risks Related to Our Business and Strategy

RoboShare has an extremely limited operating history and may not generate material or recurring revenue, which makes it difficult to evaluate our business and prospects.

RoboShare launched publicly on June 22, 2026 and has only a small number of completed and paid orders and a limited operating record from which investors can evaluate demand, repeat rentals, utilization, pricing, margins, cash flows, collections or prospects. The paid orders may not recur, the approximately $33,000 one-year rental order for which payment has not been received may not be performed or collected as expected, and RoboShare may never become a material or sustainable source of revenue.

Our initial 90-day validation plan may not establish viable unit economics or a scalable business model.

The initial 90-day plan is intended to evaluate the number of robots onboarded and available for rental; performance and collection of the approximately $33,000 one-year rental order and other commercial engagements; robot utilization; customer conversion and repeat rentals; marketplace transaction volume; platform commissions and direct service revenue; and direct deployment, transportation and other operating costs relevant to unit economics. We may not execute the plan as intended or obtain reliable, comparable data, and information generated during this period may be limited, delayed or unrepresentative of longer-term demand and operating conditions. We may be unable to determine pricing, utilization, service levels, staffing, fulfillment methods or other inputs that produce acceptable margins. If technology, customer-acquisition, logistics, insurance, compliance and support costs are incurred before recurring revenue develops, scaling the platform could increase losses and consume capital without demonstrating that the business model is viable. Management may therefore delay, modify or abandon expansion based on incomplete results.

We may not be able to execute our RoboShare business plan or scale our operations successfully.

RoboShare’s asset-light model requires us to recruit and retain robot owners, onboard and evaluate equipment, develop and maintain technology, coordinate fulfillment and logistics, train operators, support customers and develop consistent operating procedures. We are building these capabilities while the platform is in its initial commercialization phase and may encounter delays, higher-than-expected costs, inconsistent service levels, equipment shortages, inadequate controls or other obstacles. Failures in any part of the process may disrupt other parts of the network, making it difficult to complete orders, preserve customer trust or scale efficiently. These execution challenges could cause us to incur costs before revenue is generated, limit our ability to expand beyond Los Angeles and prevent the Company from achieving its intended operating model.

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Customer adoption, repeat rentals and utilization may not develop at levels necessary to support RoboShare.

Customers may prefer to purchase equipment, use existing suppliers or other rental and service providers, reduce spending or use robotics only for limited events rather than recurring operations. Inquiries may not convert into completed transactions, and completed transactions may not lead to repeat rentals, predictable utilization or acceptable pricing. Demand may vary by customer type, use case, season, geography and equipment category. Low demand or poor customer experience could reduce utilization and commissions, increase customer-acquisition and support costs, cause owners to withdraw equipment and make the marketplace less attractive to both sides.

RoboShare may fail to achieve sufficient two-sided marketplace liquidity.

RoboShare must simultaneously maintain adequate robot supply, availability at the time and location requested, customer demand, utilization and geographic density. If supply exceeds demand, owners may experience idle equipment and withdraw or reprice it; if demand exceeds available supply, the Company may be unable to fulfill orders or may offer unsuitable equipment. A geographically dispersed or thin marketplace may increase transportation, staging, retrieval and support costs while reducing response times, choice and reliability. Failure to balance these conditions could prevent network effects from developing, result in cancellations and lost commissions, and impair margins, customer relationships and the Company’s ability to build a sustainable marketplace.

Our commercial orders may not be enforceable or performed on the terms we expect, and revenue recognition and collection may be uncertain.

Two completed orders described above have been paid, but payment on the approximately $33,000 one-year rental order has not been received. The Company has not determined whether that order is binding and enforceable, whether all required signatures have been obtained or what performance, installation, acceptance, service-level, payment-schedule, cancellation, refund and collection terms apply. Any customer may delay or cancel an order, reject equipment or services, dispute an invoice, request a refund or fail to pay. The timing and amount of any Company revenue may depend on whether the Company provides a platform fee or direct service, which performance obligations have been satisfied and whether the Company can collect the consideration. These matters could delay or prevent revenue recognition, require refunds or additional performance, increase receivables and collection costs, and create contractual disputes or inaccurate financial reporting. Separately, an education-sector customer’s 23-robot order is an equipment sale transaction between that customer and FFAI Robotics, not a Company sale, and the Company does not recognize revenue from that order. The Company has not identified a separate referral, deployment, logistics, platform or other service fee or performance obligation payable to or owed by the Company in connection with that sale.

Our customer and transaction base is concentrated and may not provide a reliable source of revenue or operating data.

At this early stage, the Company has only two completed and paid orders and one unpaid one-year rental order with an aggregate stated value of approximately $33,000. As a result, any single customer, order, event or relationship may account for a material portion of our reported order volume, receivables, utilization, customer references and operating data. The loss, delay, cancellation, nonpayment or poor performance of any such transaction could materially reduce cash receipts and any revenue ultimately recognized and could make it more difficult to attract other customers or owners. The 23-robot FFAI equipment sale described above is not Company revenue and therefore does not diversify the Company’s revenue base.

We depend on third-party robot owners and do not control the title, condition or availability of the equipment listed on RoboShare.

The Company does not own any robot equipment. As of September 1, 2026, 82 robots were listed on RoboShare, including 80 third-party-owned units from three equipment owners—33 FX Aegis Pro units and 47 FX Navi units—together with one Master Edu and one Aegis Edu. Most of the first-batch units are located in the Los Angeles area. A listing means that a unit is registered and offered for rental; it does not establish that the unit is continuously available, committed to a transaction, suitable, safe or economically deployable when requested. Availability is confirmed with the applicable owner for each booking, and owners may change or withdraw availability. We may have limited ability to verify an owner’s title, liens or authority to make equipment available, or to control the equipment’s condition, maintenance, software or safety status. Owners may fail to deliver, install, retrieve, maintain or make equipment available, may prioritize other uses, change prices or terms, or perform below expected service levels. Any resulting shortage, downtime, substitution, damage, loss, dispute or customer cancellation could increase our costs, delay fulfillment, reduce utilization and commissions, and impair customer and owner relationships.

We rely on FFAI, its affiliates, third-party logistics providers and other partners for important aspects of RoboShare.

At this stage, FFAI and its affiliates may be sources of equipment availability, customer opportunities and operational support, while transportation and local fulfillment may depend in part on third-party logistics providers and other partners. The current operating direction contemplates third-party fulfillment at scale, supported by selective self-operated pilots for service design, important demonstrations and quality verification. The Company is building its own technology, finance and operating capabilities but expects to remain dependent on third parties during the initial phase; reliance on any one party may not decrease as planned. These relationships may be governed by limited commitments or terms that do not assure volume, availability, service levels, pricing, exclusivity or continuity. A partner may change its priorities, withhold opportunities, fail to perform, terminate or change arrangements, and the Company may be unable to replace it quickly or at an acceptable cost. The resulting concentration could delay orders, increase expenses, reduce market coverage and weaken our ability to scale or serve customers.

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Our logistics and service operations may not be able to support reliable fulfillment.

Current storage, staging, custody, transportation and equipment handoff are coordinated order by order with the applicable equipment owner, FFAI team and service providers. The Malibu and Mirapath engagements relied on manual coordination and temporary engineering support. Standardized procedures for operator training, equipment handoff, venue assessment, safety checks, incident handling and customer acceptance are being developed and may not be complete or consistently applied. RoboShare may need to coordinate dispatch, transportation, storage and staging, custody, installation, operator training, maintenance, repair, customer support, returns and retrieval, fulfillment documentation and other services across different owners, locations, third-party providers and customer sites. These activities are timing-sensitive and may require equipment inspection, loading, permits, trained personnel, spare parts and clear allocation of loss and damage. The Company may lack facilities, capacity, procedures or personnel, and third-party providers may be unavailable or perform below expectations. Delays, misrouting, loss, theft, damage, failed installation or training, repair backlogs, unanticipated return or retrieval costs and service interruptions could lead to missed orders, refunds, downtime, contractual disputes, margin erosion and reputational harm.

Our reliance on FFAI and its affiliates may create operational conflicts and expose us to related-party risks.

FFAI or its affiliates may occupy more than one role in the RoboShare ecosystem, including as a source of equipment, customer opportunities or operational support, and may have interests or priorities that differ from those of the Company. Decisions about allocation of equipment, customer opportunities, support, pricing, fees, timing and use of Company personnel or capital could favor an affiliate or make it difficult to evaluate comparable unaffiliated alternatives. We may not obtain terms as favorable as those available from unaffiliated parties, and actual or perceived conflicts could result in disputes, regulatory or shareholder scrutiny, reputational harm or reduced confidence among customers, owners and other partners. These risks could impair our ability to manage the platform independently or replace related-party support.

RoboShare may be subject to licensing, registration, permit, business-qualification, tax, insurance and safety requirements that may be costly, uncertain or difficult to satisfy.

RoboShare’s activities may involve renting or arranging access to robotic equipment, transporting and staging equipment, installing and servicing equipment, operating or supervising robotic systems in public, commercial or educational settings and collecting or processing operational data. Those activities may be subject to federal, state and local requirements relating to qualification to do business in a jurisdiction, including any required foreign qualification, local licenses or DBAs, equipment rental, transportation, sales and use taxes, privacy and data protection, workplace and public safety and autonomous or unmanned systems. Requirements may vary by jurisdiction, may be interpreted or enforced differently and may change as the Company operates or expands. Failure to identify, obtain or maintain required registrations, permits, licenses or approvals, to maintain adequate insurance or to comply with applicable requirements could delay or prevent transactions or market entry, require changes to the business model, result in fines, claims, injunctions, loss of insurance or other costs and cause reputational harm.

Insurance coverage may be unavailable, inadequate, costly or subject to exclusions that leave us exposed.

The risks associated with robotic equipment, transportation, installation, operation, maintenance, customer sites, equipment in our custody, product liability, bodily injury, property damage, cyber incidents and professional services may require multiple types of insurance. Coverage may not be available on acceptable terms, may be subject to high premiums, deductibles or retentions, or may exclude autonomous-system operation, third-party-owned equipment, damage during transit or custody, data incidents or other claims relevant to RoboShare. Insurance limits may be insufficient, an insurer may dispute coverage or a policy may not respond to a particular loss, and claims could exceed available coverage. Uninsured or underinsured losses, or the cost of maintaining required coverage, could materially increase operating expenses, reduce unit economics, restrict our ability to enter contracts or markets and adversely affect liquidity and reputation.

Equipment malfunction, autonomous-system limitations or operator error could cause injury, damage, liability or reputational harm.

The robots made available through RoboShare may malfunction, lose power or connectivity, fail to detect obstacles or behave as intended, including when operating autonomously or semi-autonomously or when used outside their intended conditions. Operator error, inadequate training, improper installation or maintenance, defects, software or sensor limitations, recalls or failures to communicate may also cause an incident. An incident could result in bodily injury or death, property damage, theft, business interruption or damage to customer premises, and could give rise to product-liability, negligence, breach-of-contract, indemnification or other claims, regulatory investigations, recalls, repairs, replacements and substantial costs. Even if the Company is not ultimately liable, an accident, service failure or adverse publicity could reduce customer and owner confidence, impair demand, increase insurance costs and harm our reputation.

Our technology is still being developed and may not perform as intended, integrate with third-party systems, scale reliably or remain competitive.

Technology modules currently in development include scheduling and dispatch, a merchant portal, fulfillment documentation and an operating data dashboard. The Company may not complete these modules on time, integrate them effectively with equipment, owner and customer workflows or third-party systems, or operate them securely and reliably as transaction volume, geographic coverage and service complexity increase. Failures may cause inaccurate availability or pricing, missed or duplicated orders, dispatch and fulfillment errors, incomplete records, downtime, payment or collection problems or increased manual work and support costs. Third-party systems and services may change, become unavailable or impose additional costs, and advances in robotics, autonomy, software or data infrastructure may make our technology obsolete before we recover development costs. Any such failure could limit customer adoption, impair service quality, delay expansion and reduce revenue and margins.

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Cybersecurity incidents, data loss or ineffective incident response could disrupt RoboShare and expose us to liability.

RoboShare will depend on connected technology, operating data and third-party vendors and service providers. Cyberattacks, ransomware, unauthorized access, credential compromise, fraud, malicious code, data loss, system disruption or other security incidents could affect scheduling, dispatch, fulfillment, communications, customer support or financial records and could expose information about customers, owners, personnel, transactions, equipment or operations. Our controls, monitoring, backup, vendor oversight and incident-response capabilities may be incomplete or may fail to prevent, detect, contain or remediate an incident. A security event could require investigation, notification or remediation, lead to regulatory enforcement, contractual claims, litigation or loss of data, and cause downtime, lost revenue, higher costs, reputational harm and loss of customer or owner confidence.

RoboShare may require substantial additional capital before it generates sufficient cash flow, and scaling costs may precede revenue.

We may need capital for technology development, personnel, customer acquisition, fulfillment, transportation, storage and staging, equipment inspection and repair, insurance, compliance, support, working capital and corporate obligations. These costs may arise before the Company has sufficient recurring rental, platform-fee or service revenue, and the Company may not be able to reduce them proportionately if demand or utilization is lower than expected. The committed equity financing may be unavailable or insufficient, and additional debt or equity financing may be unavailable, costly, restrictive or dilutive. If we cannot obtain capital on acceptable terms, we may delay or curtail owner onboarding, orders, technology or geographic expansion, fail to satisfy obligations, lose key personnel or partners and be unable to continue developing RoboShare or maintain operations.

Our geographic expansion may not replicate the Los Angeles operating model or produce acceptable returns.

Los Angeles is RoboShare’s primary operating market and the first market activated under the Company’s current strategy, while the Mirapath engagement was an individual order outside that primary market. Expansion into additional markets may require a local concentration of owners, available equipment, customers, utilization, logistics capacity, storage or staging, trained personnel, service providers, permits, insurance and support resources. Conditions in other markets may differ materially from Los Angeles, and the Company may be unable to reproduce its supply relationships, customer-acquisition process, service quality or unit economics. The Company has not adopted fixed quantitative go/no-go thresholds; the timing and scope of any expansion will depend on actual customer demand, robot availability, fulfillment quality, utilization, repeat orders, unit economics, local operating capacity and management approval. Expansion could therefore increase fixed and variable costs, create underutilized equipment or personnel, delay fulfillment, increase regulatory exposure and consume capital without producing diversification or revenue.

The orderly exit from our digital-asset positions may be delayed, may not produce the expected liquidity or other benefits and may result in losses, costs or restrictions.

The Company is pursuing an orderly exit from its digital-asset treasury (“DAT”) positions, but the timing, method and price of any disposition are uncertain. Digital-asset prices and trading volumes may be volatile, and market depth may be insufficient to sell the positions when needed or without materially affecting the sale price. A rapid sale could realize losses or unfavorable pricing, while a delayed sale could leave capital tied up and reduce liquidity available for RoboShare and other obligations. Custodians, exchanges, brokers or other counterparties may fail, restrict transfers, become subject to insolvency or enforcement, or expose the Company to custody, private-key, settlement or fraud risks. Changes in digital-asset regulation, sanctions, tax rules or accounting standards, or uncertainty about applicable treatment, could delay a sale, increase costs or taxes, require additional controls or result in charges, valuation changes or adverse financial reporting. The Company may not be able to execute the exit in the intended sequence or use the proceeds when expected, and the process could affect cash flows, earnings, balance-sheet values, market perception and the Company’s ability to fund its operating plans.

The strategic shift to RoboShare and the wind-down of other initiatives may distract management, strain resources and create disclosure, reporting and execution risks.

The Company has recently shifted its near-term operating and commercialization priority to RoboShare while deprioritizing certain RWA, EAI and AIxC Hub initiatives and winding down BesTrade, C10 and its legacy biotechnology operations. Reallocating management attention, personnel, capital, contracts, systems, data and partner relationships may be slower or more costly than expected and may disrupt existing obligations or cause the Company to lose institutional knowledge. The new business model also requires new operating metrics, contracts, revenue-recognition judgments, related-party assessments, compliance processes and disclosure controls. If systems and controls do not keep pace with the strategic shift, the Company could experience inaccurate or incomplete public disclosure, delayed or incorrect financial reporting, errors in revenue or expense classification, restatements, regulatory scrutiny, contractual disputes or litigation. Management distraction or uncertainty among personnel, customers, owners and partners could further delay commercialization and impair strategic execution.

If RoboShare does not succeed, we may not have another operating business capable of generating material revenue.

RWA tokenization, EAI infrastructure and the AIxC Hub are currently deprioritized and are not the Company’s principal near-term commercialization focus. BesTrade and C10 have been wound down, and the Company’s legacy biotechnology operations, including the QN-302 program, have been wound down. If RoboShare fails to develop sufficient demand or cash flow, the Company may have no alternative operating business, asset monetization or financing source capable of supporting its obligations, which could materially impair its liquidity, prospects and ability to continue operations.

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We may face intense competition for robot owners, customers, equipment, personnel, logistics capacity and capital, and competitors may have greater resources.

RoboShare may compete with equipment-rental providers, robotics manufacturers, robotics-as-a-service and deployment providers, system integrators, logistics providers and technology-enabled marketplaces for owners, customers, equipment, qualified personnel, logistics capacity and financing. Competitors may have larger installed bases or networks, more capital, stronger brands, broader geographic coverage, lower costs, more mature technology or more reliable support capabilities. They may offer lower prices or more favorable terms or provide faster or more reliable service, causing owners or customers to choose alternatives. We may be unable to attract or retain supply and demand, may need to increase spending or reduce pricing and may experience lower utilization, margins, revenue and growth. Competitive pressure could also make it more difficult to recruit personnel, secure capital or protect our market position.

Our ability to own, protect and enforce intellectual-property rights and rights in technology or operating data may be limited.

RoboShare depends on software, workflows, operating processes, know-how and data developed by employees, contractors, vendors and partners. Agreements may not effectively assign inventions, improvements, derivative works or rights to use and commercialize data, or may leave uncertainty about background technology and jointly developed materials. Third parties may misappropriate or challenge our rights, and confidentiality measures may not prevent disclosure. We may also face claims that our technology, data or services infringe or misappropriate another party’s rights. We may be required to obtain licenses, modify or stop using technology, pay damages or incur substantial legal and development costs, and any loss or restriction of rights could interrupt operations, reduce differentiation and prevent us from monetizing the platform.

We may be unable to attract and retain the personnel needed to develop, commercialize and operate RoboShare.

RoboShare requires personnel with technical, software, sales, operations, logistics, compliance, customer-support and equipment-service experience. Competition for these personnel may be intense, and the Company may be unable to hire, train, motivate or retain them as it reallocates resources and attempts to expand. Departures, hiring delays, inadequate training or reliance on a small number of individuals could slow technology development, impair sales and owner onboarding, increase service or compliance errors, disrupt fulfillment and support and delay geographic expansion. Personnel costs may also increase faster than revenue, further reducing liquidity and unit economics.

Risks Related to Our Relationship with Our Controlling Stockholder

Our controlling stockholder may have interests that differ from those of our other stockholders.

Faraday Future Intelligent Electric Inc. controls a majority of our outstanding voting power, and its interests may differ from those of our other stockholders.

In particular, the Shareholder Approval required under Nasdaq Listing Rule 5635(d) in order for us to issue shares under the Purchase Agreement in excess of the Exchange Cap was received by written consent of stockholders holding a majority of our outstanding voting power on July 28, 2026, in lieu of a special meeting of stockholders. Our other stockholders were not asked to vote on that matter and did not have the opportunity to affect the outcome. We filed the Preliminary Information Statement on Schedule 14C with the SEC on August 24, 2026, but we have not yet filed the Definitive Information Statement on Schedule 14C with the SEC. Accordingly, the Shareholder Approval has not taken effect and would take effect no earlier than 20 calendar days after the mailing of the definitive information statement. There can be no assurance that the Shareholder Approval will take effect or that we will be able to issue shares of Common Stock in excess of the Exchange Cap.

FFAI’s interests may not align with the interests of our other stockholders. We have entered into, and may in the future enter into, transactions with FFAI and its affiliates, including transactions involving RoboShare’s equipment availability, customer opportunities, engineers, operational support or financing. These transactions may create conflicts of interest, and the Company may not obtain terms as favorable as those available from unaffiliated parties.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

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USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Investor. All of the Common Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Investor for its own account. We may receive up to $3,476,656 in aggregate gross proceeds from the Investor under the Purchase Agreement in connection with the VWAP Purchases pursuant to the Purchase Agreement after the date of this prospectus up to the Exchange Cap, based on the lowest daily dollar VWAP for the Common Stock as reported by Bloomberg on August 31, 2026, of $0.8595, with a 7% discount (and 3% Draw Fee retained by the Investor), However, the actual proceeds from the Investor under this registration statement may be less than this amount depending on the number of VWAP Purchases (and amounts thereof) we elect to request from the Investor.

We currently intend to use the net proceeds from the sale of shares under the Purchase Agreement, if any, for working capital and other general corporate purposes, with current priorities including the development and operation of RoboShare, technology and operating personnel, fulfillment and logistics, compliance and other costs of commercializing the platform. We may also use proceeds for other corporate obligations, including obligations associated with the wind-down of other initiatives and the orderly exit from digital-asset positions, as determined by management. We do not currently expect to allocate proceeds principally to RWA tokenization, EAI infrastructure or the AIxC Hub, which are deprioritized, except as may be required by existing obligations.

This prospectus does not assign a fixed dollar amount or percentage of proceeds to any particular use. Although current priorities give attention to RoboShare, proceeds may also be used, as management determines, for corporate obligations, compliance, fulfillment and logistics, the wind-down of other initiatives and the orderly exit from digital-asset positions. The Company retains broad discretion to change these priorities as operating results, liquidity and other conditions develop.

Our expected use of proceeds from the sale of shares under the Purchase Agreement described above represents our current intentions based on our present plans and business conditions. The amounts and timing of any proceeds are uncertain, and the Company’s capital allocation may change as management evaluates the results of RoboShare’s initial 90-day operating plan and the orderly exit from its digital-asset positions. We cannot predict with certainty all of the particular uses for the proceeds or the actual amounts that we will spend on the uses set forth above. Accordingly, we will retain broad discretion over the use of these proceeds. Pending our use of the net proceeds as described above, we intend to invest the net proceeds pursuant to the Purchase Agreement in interest-bearing, investment-grade instruments.

15

DETERMINATION OF OFFERING PRICE

The Selling Stockholder will sell the shares of Common Stock in the open market through its broker-dealer at prevailing market prices on the applicable VWAP Purchase Date. The Selling Stockholder effects these sales to fulfill its obligations under VWAP Purchases pursuant to the Purchase Agreement.

Under the Purchase Agreement, the VWAP Purchase Price that the Company receives from the Investor for each VWAP Purchase equals ninety-three percent (93%) of the VWAP (as reported by Bloomberg through its “AQR” function) over the prior three (3) Trading Days including the VWAP Purchase Date for such VWAP Purchase. However, the actual market prices at which the Selling Stockholder sells shares to third-party purchasers in the open market will be the prevailing market prices at the time of such sales on the VWAP Purchase Date, which may be higher or lower than the VWAP Purchase Price paid by the Investor to the Company.

The prices at which the Selling Stockholder sells shares of our Common Stock do not necessarily bear any relationship to our book value, assets, past operating results, financial condition, or any other established criteria of value. The VWAP Purchase Price is determined by a formula based on recent market trading activity as set forth in the Purchase Agreement.

There is no assurance that our Common Stock will trade at market prices in excess of the VWAP Purchase Price, as prices for our Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our Common Stock, investor perception of the Company and the industry in which we operate, general economic and market conditions, and the sale of substantial amounts of our Common Stock by the Selling Stockholder in the public market.

16

DIVIDEND POLICY

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, including to support RoboShare and other operations, and to satisfy corporate obligations. The payment of dividends is within the discretion of the board of directors of the Company (the “Board”) and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our Common Stock other than those generally imposed by applicable state law.

17

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loan to our controlling stockholder. On July 19, 2026, a special committee of our Board of Directors approved an initial advance of $250,000 to FFAI, subject to execution of definitive documentation and satisfaction of specified conditions. The Company reports that the special committee subsequently approved a second advance of $250,000 and a third advance of $300,000, which have been funded. As of the date of this prospectus, we have advanced $800,000 in the aggregate to FFAI. The advances bear interest at 10% per annum, with a default rate of 15% per annum, are unsecured and rank pari passu with FFAI’s other unsecured indebtedness. Proceeds of the advances are restricted to funding a payment in connection with a sponsorship arrangement involving an affiliate of FFAI.

As of the date of this prospectus, no definitive agreement has been executed. We and FFAI are negotiating an uncommitted, non-revolving delayed draw credit facility providing for advances of up to $2,000,000 in the aggregate, with each advance subject to separate approval by the special committee. We can give no assurance that a definitive agreement will be executed or that its final terms will be consistent with those described above. We expect to file a Current Report on Form 8-K, and to file the definitive agreement as an exhibit, upon execution.

Consulting arrangement with Aibot US Operation Inc. On July 29, 2026, we entered into a consulting agreement with Aibot US Operation Inc. (“Aibot”), a Delaware corporation, for a term running from July 16, 2026 through July 15, 2027. Under the agreement, Aibot provides a four-person consulting team supporting our finance function (two personnel), capital markets (one personnel) and human resources and legal coordination (one personnel). We pay Aibot a consulting fee of $50,000 per month in semi-monthly installments and reimburse documented out-of-pocket expenses of up to $500 per month. Either party may terminate the agreement on 15 days notice, or on 24 hours notice in the case of a material breach, and we may terminate immediately for a breach of the confidentiality or non-solicitation provisions. As of the date of this prospectus, we have paid Aibot $75,000 in the aggregate under the agreement, and the agreement remains in effect.

Aibot is minority owned by Jerry Wang, who serves as our Chief Executive Officer and as a member of our Board of Directors. Mr. Wang also serves on Aibot’s board of directors. The agreement was reviewed and approved by the disinterested members of our Board of Directors and by our Audit Committee. For a description of the agreement, see our Current Report on Form 8-K filed with the SEC on July 31, 2026.

RoboShare relationships. RoboShare currently relies on FFAI, its affiliates, third-party equipment owners, logistics providers and other partners for equipment availability, customer opportunities, technical assistance and operational support. The Company is building its own technology, finance and operating capabilities but expects to remain dependent on third parties during the initial phase. The terms of these relationships may not be comparable to terms available from unaffiliated parties and may not reduce the Company’s reliance on particular partners as planned.

The roles of these parties should be kept distinct. As of September 1, 2026, the 82 robots listed on RoboShare were owned by their respective holders, including third-party owners; the Company does not own any robot equipment. FFAI and its affiliates may provide equipment availability, customer opportunities, engineers or other operational support, while third-party logistics providers may transport equipment. The Company’s current operating direction contemplates third-party fulfillment at scale, with selective self-operated pilots for service design, important demonstrations and quality verification.

Customer contracts and invoices for RoboShare transactions are issued in the name of AIXCRYPTO EAI, INC., while payment for the Malibu order was received by AIxCrypto Holdings, Inc. The accounting and presentation of this arrangement will depend on the applicable contractual terms and accounting requirements.

The 23-robot order is an equipment sale between FFAI Robotics and an education-sector customer, not a sale by the Company, and the Company does not recognize revenue from that order. The Company has not identified a separate referral, deployment, logistics, platform or other service fee or performance obligation payable to or owed by the Company in connection with the sale.

For a discussion of the risks associated with our relationship with FFAI, see “Risk factors.”

18

SELLING STOCKHOLDER

The shares of Common Stock being offered by the Selling Stockholder are those shares of Common Stock issuable to the Selling Stockholder under the Purchase Agreement, which include up to 4,044,975 VWAP Shares (up to the Exchange Cap) upon purchase of shares of Common Stock pursuant to the Purchase Agreement. We are registering such shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Additional shares may be issued and registered for resale under a separate registration statement following effectiveness of the Shareholder Approval.

The term “Selling Stockholder” includes the stockholder listed below and its transferees, pledges, donees or other successors-in-interest who may acquire shares from the Selling Stockholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus. Information concerning the Selling Stockholder may change after the date of this prospectus and changed information will be presented in a supplement to this prospectus if and when required.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholder. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholder, assuming we have sold to the Selling Stockholder all shares registered hereunder.

The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Purchase Agreement, we may not issue shares to the Selling Stockholder under the Purchase Agreement to the extent that such issuance would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed the Beneficial Ownership Limitation, excluding for purposes of such determination shares of Common Stock issuable under the Purchase Agreement which have not been issued. The number of shares in the second and fourth columns do not reflect this limitation. However, the Beneficial Ownership Limitation does not prevent the Investor from selling some or all of the shares it acquires and then acquiring additional shares, resulting in the Investor being able to sell in excess of 9.99% of the outstanding shares while never holding more than 9.99% of our outstanding Common Stock at any time.

The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering (2)
	Number(1)	Percent		Number	Percentage
Gold King Arthur Holding Limited	890,472	4.22%	4,044,975	890,472	3.54%

(1)	Mr. Shawn Wang (王松), a director of Gold King Arthur Holding Limited, has voting and investment control of the shares of Common Stock held by Gold King Arthur Holding Limited and is the beneficial owner of such shares of Common Stock. The business address of Gold King Arthur Holding Limited is H020 3/F Phase 2 Kwai Shing Ind Building 42-46 Tai Lin Pai Rd, Kwai Chung, Hong Kong.

(2)	Represents the amount of shares of Common Stock that will be held by the Selling Stockholder after completion of this offering based on the assumptions that (a) all VWAP Shares registered for sale by the registration statement of which this prospectus is part will be sold, and (b) no other shares of Common Stock are acquired or sold by the Selling Stockholder prior to completion of this offering. However, the Selling Stockholder is not obligated to sell all or any portion of the shares of our Common Stock offered pursuant to this prospectus.

19

DESCRIPTION OF SECURITIES THAT THE SELLING STOCKHOLDER IS OFFERING

The Selling Stockholder is offering for resale up to an aggregate of 4,044,975 shares of Common Stock, representing the maximum number of shares issuable under the Purchase Agreement up to the Exchange Cap. The terms of our shares of Common Stock are contained in our Certificate of Incorporation and our bylaws, each as amended to date and each as filed or incorporated by reference as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended. For a description of our securities, see the Description of Securities included as Exhibit 4.1 to our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2025, which is incorporated herein by reference.

The Certificate of Incorporation authorizes the issuance of up to 225,000,000 shares of Common Stock, $0.001 par value per share, and up to 15,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”), of which 10,000 shares are designated for Series A-2 Preferred Stock, 10,000 shares for Series A-3 Preferred Stock and up to 500,000 shares for Series B Convertible Preferred Stock. The Board may establish the rights and preferences of the Preferred Stock from time to time.

20

PLAN OF DISTRIBUTION

The Selling Stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed, negotiated, or prevailing market prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	a combination of any such methods of sale;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market; or

●	any other method permitted pursuant to applicable law and the Purchase Agreement.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

Gold King Arthur Holding Limited, a Hong Kong company, is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Pursuant to the Purchase Agreement, the Selling Stockholder has agreed that, during the Investment Period, neither the Selling Stockholder nor any of its affiliates will engage in any short sales or hedging transactions with respect to the Common Stock; provided, however, that the Selling Stockholder may sell a number of Common Stock equal to the number of Shares that the Selling Stockholder is effecting sales for pursuant to a pending VWAP Purchase Notice in accordance with the Purchase Agreement, so long as the Selling Stockholder delivers the Shares purchased pursuant to such VWAP Purchase Notice to the purchaser promptly upon the Selling Stockholder’s receipt of such Shares from the Company. In addition, the Selling Stockholder has agreed that during any Trading Day, the Selling Stockholder’s sales of Common Stock shall not constitute more than ten percent (10%) of the trading volume of the Common Stock on the Nasdaq Capital Market for such Trading Day, unless the Company provides its prior written consent. The Company has agreed not to effect or enter into any agreement to effect any issuance of Common Stock or securities convertible into Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) during any period in which a VWAP Purchase Notice has been delivered and the delivery of such Shares and the payment therefor have not been completed.

21

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it has no present intention of distributing any of the securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (but this representation and warranty will not limit Investor’s right to sell the securities in compliance with applicable federal and state securities laws). Investor is acquiring the securities hereunder in the ordinary course of its business.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares of Common Stock sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares of Common Stock offered by this prospectus by the Selling Stockholder including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares of Common Stock by the Selling Stockholder any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have advised the Selling Stockholder that they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholder.

Trading Market

Shares of Common Stock are trading on the Nasdaq Capital Market under the symbol “AIXC.”

22

EXPERTS

HTL International, LLC, an independent certified public accounting firm, audited our consolidated financial statements for the year ended December 31, 2025. We have incorporated by reference our consolidated financial statements included in this prospectus and elsewhere in the registration statement in reliance on the report of HTL International, LLC given on the authority of said firm as experts in auditing and accounting.

WithumSmith+Brown, PC, an independent certified public accounting firm, audited our consolidated financial statements for the year ended December 31, 2024. We have incorporated by reference our consolidated financial statements included in this prospectus and elsewhere in the registration statement in reliance on the report of WithumSmith+Brown, PC given on the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Loeb & Loeb LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We also maintain a website at https://www.aixcrypto.ai/en/. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026 and subsequently amended on July 16, 2026;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 and June 30, 2026, filed with the SEC on May 11, 2026 and August 7, 2026, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on April 16, 2026, May 12, 2026, May 14, 2026, May 28, 2026, June 17, 2026, June 23, 2026, July 31, 2026, and August 26, 2026;

●	Our Preliminary Information Statement on Schedule 14C filed with the SEC on August 24, 2026; and

●	The description of our Common Stock contained in Exhibit 4.1 to our Form 10-K for the year ended December 31, 2025.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at: AIxCrypto Holdings, Inc., Attn: Corporate Secretary, 1990 E Grand Ave, El Segundo, CA 90245, telephone number: (310) 853-1683.

Copies of these filings are also available through the “Investor Relations” section of our website at https://www.aixcrypto.ai/en/. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

23

Up to 4,044,975 Shares of Common Stock

PROSPECTUS

PRELIMINARY PROSPECTUS

__________, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered (excluding the underwriting discount and management fee). Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$445.66
Transfer agent and registrar fees and expenses	$1,000.00
Legal fees and expenses	$60,000.00
Printing fees and expenses	$5,000.00
Accounting fees and expenses	$1,000.00
Miscellaneous fees and expenses	$1,000.00
Total	$68,445.66

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation (as amended, the “Certificate of Incorporation”) provides that we shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law (“DGCL”), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of AIxCrypto Holdings, Inc. or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our Certificate of Incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition to the fullest extent authorized by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to us or our stockholders;

●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL; or

●	from any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended.

The above discussion is qualified in its entirety by reference to the Company’s Certificate of Incorporation and bylaws.

II-1

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of transactions during the three years preceding the date of this registration statement involving sales of securities by AIxCrypto Holdings, Inc. (the “Company”) that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). For purposes of this Item 15, the Company’s common stock, par value $0.001 per share, is referred to as “Common Stock.” All Common Stock share and per-share amounts set forth below, including amounts issuable upon conversion or exercise of the securities described below, have been adjusted retrospectively to reflect the 1-for-50 reverse stock split of the Company’s Common Stock that took effect on November 5, 2024 (the “Reverse Stock Split”).

In October and December 2023, we issued 6,193 shares of Common Stock to Alpha Capital Anstalt (“Alpha”) in lieu of cash for monthly redemption payments on the Company’s 8% Senior Convertible Debenture due December 22, 2025 (the “2022 Debenture”) at a weighted average price of $35.52 per share. No underwriter was involved. The issuances to Alpha were undertaken in reliance upon the exemption from registration described in Section 3(a)(9) of the Securities Act.

From January 2024 until June 2024, we issued a total of 45,496 shares of Common Stock to Alpha in lieu of cash for monthly redemption payments totaling $660,000 due under the 2022 Debenture at a weighted average conversion price of $14.51 per share. No underwriter was involved. The issuances to Alpha were undertaken in reliance upon the exemption from registration described in Section 3(a)(9) of the Securities Act.

On February 27, 2024, we issued to Alpha an 8% Convertible Debenture (the “2024 Alpha Debenture”) in the aggregate principal amount of $550,000 for a purchase price of $500,000. The 2024 Alpha Debenture matures no later than December 31, 2024 and is convertible, at any time, and from time to time, at Alpha’s option, into shares of Common Stock at an initial conversion price of $30.56 per share, subject to adjustment as described in the 2024 Alpha Debenture. The 2024 Alpha Debenture accrues interest on its outstanding principal balance at the rate of 8% per annum, payable at maturity. Additionally, we issued a five-year Common Stock purchase warrant (the “2024 Alpha Warrant”) to Alpha to purchase up to 18,001 shares of Common Stock at an initial exercise price of $13.00 per share, subject to adjustment as described in the 2024 Alpha Warrant. No underwriter was involved. The issuance to Alpha was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act. Both the 2024 Alpha Debenture and the 2024 Alpha Warrant include a beneficial ownership blocker of 9.99%, which may only be waived by Alpha upon 61 days’ notice to us. Alpha has executed a waiver relinquishing its rights to receive prior notice of, and to participate in, this offering, and waived any provision of the 2024 Alpha Debenture that would otherwise result in the acceleration of the maturity date upon the completion of this offering to a date earlier than December 31, 2024.

On April 12, 2024, we issued to Yi Hua Chen (“Chen”) an 8% Convertible Debenture (the “2024 Chen Debenture”) in the aggregate principal amount of $1,100,000 for a purchase price of $1,000,000. The 2024 Chen Debenture matures no later than December 31, 2024 and is convertible, at any time, and from time to time, at Chen’s option, into shares of Common Stock at an initial conversion price of $30.56 per share, subject to adjustment as described in the 2024 Chen Debenture. The 2024 Chen Debenture accrues interest on its outstanding principal balance at the rate of 8% per annum, payable at maturity. Additionally, we issued a five-year Common Stock purchase warrant (the “2024 Chen Warrant”) to Chen to purchase up to 36,001 shares of Common Stock at an initial exercise price of $13.00 per share, subject to adjustment as described in the 2024 Chen Warrant. No underwriter was involved. The issuance to Chen was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act. Both the 2024 Chen Debenture and the 2024 Chen Warrant include a beneficial ownership blocker of 9.99%, which may only be waived by Chen upon 61 days’ notice to us. The issuance to Chen of the 2024 Chen Debenture and the 2024 Chen Warrant was pursuant to Chen’s exercise of a purchase option originally granted to Alpha in connection with the 2024 Alpha Debenture and the 2024 Alpha Warrant transaction, which option Alpha assigned to Chen. Chen has executed a waiver relinquishing its rights to receive prior notice of, and to participate in, this offering, and waived any provision of the 2024 Chen Debenture that would otherwise result in the acceleration of the maturity date upon the completion of this offering to a date earlier than December 31, 2024.

During 2024, Alpha partially exercised the common stock purchase warrant issued in connection with the 2022 Debenture, and we issued an aggregate of 31,998 shares of Common Stock pursuant to those exercises. No underwriter was involved. The issuances to Alpha were undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act.

From June 2024 until July 2024, we issued a total of 58,378 shares of Common Stock upon Alpha’s voluntary conversion of the remaining principal balance of the 2022 Debenture of $758,922, extinguishing our obligations in full with respect to the 2022 Debenture. The shares were issued at a weighted average conversion price of $13.00 per share. The issuances were undertaken in reliance upon the exemption from registration described in Section 3(a)(9) of the Securities Act.

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On July 12, 2024, we issued a senior note to an institutional investor pursuant to a securities purchase agreement (the “2024 Senior Note Agreement”) dated July 5, 2024, providing for the issuance at par of a senior note with the following characteristics and terms in exchange for the investor’s loan of $2,000,000 in cash: (a) an original principal amount of $2,000,000, (b) unsecured, (c) nonconvertible, (d) scheduled maturity date of July 8, 2025, (e) interest at the rate of 18% per annum, (f) partial prepayments from a percentage of any future Company financings, and (g) otherwise, principal and interest not payable until maturity. Pursuant to the 2024 Senior Note Agreement, which also required resignations and appointments to the Company’s Board of Directors, Richard David, Sidney Emery, Kurt Kruger, and Ira Ritter each resigned from their respective positions as members of the Company’s Board of Directors on July 5, 2024, effective July 12, 2024. The Company’s Board of Directors appointed Campbell Becher, Robert Lim, and Cody Price as directors, effective July 12, 2024. The issuance was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act.

On August 28, 2024, we issued a total of 2,843 shares of restricted Common Stock in settlement of accounts payable to former members of the Company’s Board of Directors. The issuance was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act.

On September 9, 2024, we issued 7,842 shares of Common Stock upon Alpha’s partial conversion of the 2024 Alpha Debenture at $6.50 per share, representing $50,979 of principal. The issuance to Alpha was undertaken in reliance upon the exemption from registration described in Section 3(a)(9) of the Securities Act. In November 2024, we repaid in cash the remaining principal and accrued interest balance of the 2024 Alpha Debenture, approximately $531,000.

On November 20, 2024, we issued 5,102 shares of our newly designated Series A-2 Convertible Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred Stock”), at a purchase price of $1,000 per share, for an aggregate purchase price of $5.1 million, to certain institutional investors pursuant to a securities purchase agreement (the “November Securities Purchase Agreement”). The issuance of the Series A-2 Preferred Stock was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act.

On November 20, 2024, we issued 1,154 shares of Series A-2 Convertible Preferred Stock, par value $0.001 per share, to Yi Hua Chen pursuant to the Exchange Agreement dated November 18, 2024. The issuance was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act.

On April 28, 2025, we issued to Alpha a Secured Convertible Note (the “2025 Convertible Note”) with a principal amount of $264,000 and an original issue discount of 20%, or $44,000, in exchange for $220,000 in cash, less $20,000 in expenses. The 2025 Convertible Note bears no interest, matures on January 28, 2026, and is convertible at any time at Alpha’s option into shares of Common Stock at a conversion price of $3.80 per share, subject to certain adjustments. The issuance of the 2025 Convertible Note triggered the repricing of the 2024 Alpha Warrant and the 2024 Chen Warrant from $6.50 per share to $5.82 per share pursuant to their anti-dilution provisions. The 2025 Convertible Note was fully repaid in January 2026. No underwriter was involved. The issuance to Alpha was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act.

On July 28, 2025, we issued and sold an aggregate of 4,500 shares of our newly designated Series A-3 Convertible Preferred Stock, par value $0.001 per share (the “Series A-3 Preferred Stock”), at a purchase price of $1,000 per share, for aggregate gross proceeds of approximately $4.5 million before deducting placement agent fees and offering expenses, to certain accredited investors pursuant to a securities purchase agreement dated July 28, 2025. The issuance was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act.

On September 19, 2025, the Company entered into a subscription agreement (the “Subscription Agreement”) with certain investors (the “Subscribers”), including Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (the “Lead Investor”), pursuant to which the Subscribers agreed to purchase an aggregate of $41,000,000 in cash of Common Stock and shares of a newly created Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”). The purchase price of the Common Stock was $2.246 per share and the purchase price for the Series B Preferred Stock was $1,000 per share (the “Stated Value”).

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In September 2025, the Company consummated the offering contemplated by the Subscription Agreement and issued shares of Common Stock and Series B Preferred Stock to the Subscribers for an aggregate purchase price of $40.7 million. At the closing, the shares were allocated among the Subscribers so that no purchaser’s ownership of Common Stock exceeded 19.99% of the number of shares outstanding. The issuances were undertaken in reliance upon the exemption from registration described in Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act.

Up to $6.8 million of the net proceeds from the September 2025 financing were used to pay existing debt and fund existing business operations, and the balance of the cash proceeds and contributed currency was intended for the establishment of the Company’s cryptocurrency treasury operations. The Company is now pursuing an orderly exit from its digital-asset positions. The Series B Preferred Stock is convertible into Common Stock following stockholder approval required under Nasdaq Rule 5635(d), votes with Common Stock on an as-converted basis, and has a liquidation preference of $1,000 per share plus accrued dividends.

On June 16, 2026, we entered into a common shares purchase agreement (the “GKA Purchase Agreement”) with Gold King Arthur Holding Limited (“GKA”), pursuant to which we agreed to issue and sell to GKA, in a private placement offering, up to the lesser of (i) $50,000,000 in aggregate gross purchase price of Common Stock and (ii) 19.99% of the voting power of the Common Stock issued and outstanding immediately prior to the execution of the GKA Purchase Agreement (the “Exchange Cap”), subject to adjustment under the GKA Purchase Agreement. The Common Stock to be issued and sold under the GKA Purchase Agreement is being offered in reliance upon the exemptions from registration described in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D. The Company may direct GKA to purchase Common Stock from time to time during the investment period at prices determined under the GKA Purchase Agreement.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits listed below are filed as part of this registration statement.

Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
3.1(i)(i)	Amended and Restated Certificate of Incorporation of Ritter Pharmaceuticals, Inc.	8-K	001-37428	3.1	7/1/2015

3.1(i)(j)	Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A-3 Preferred Stock, as filed with the Secretary of State of the State of Delaware on July 28, 2025.	8-K	001-37428	3.1	7/28/2025

3.1(i)(k)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-37428	3.1	9/15/2017

3.1(i)(l)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-37428	3.1	3/22/2018

3.1(i)(m)	Certificate of Designation of Preferences, Rights and Limitations of Series Alpha Preferred Stock of the Company, filed with the Delaware Secretary of State on May 29, 2020	8-K	001-37428	3.1	5/29/2020

3.1(i)(n)	Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on May 22, 2020	8-K	001-37428	3.2	5/29/2020

3.1(i)(o)	Certificate of Merger, filed with the Delaware Secretary of State on May 22, 2020	8-K	001-37428	3.3	5/29/2020

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3.1(i)(p)	Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on May 22, 2020	8-K	001-37428	3.4	5/29/2020

3.1(i)(q)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on November 21, 2022	8-K	001-37428	3.1	11/22/2022

3.1(i)(r)	Certificate of Designation of Series A2 Preferred Stock filed with the Secretary of State of Delaware on November 18, 2024.	8-K	001-37428	3.2	11/21/2024

3.1(i)(s)	Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A-3 Preferred, as filed with the Secretary of State of the State of Delaware on July 28, 2025.	8-K	001-37428	3.1	7/28/2025

3.1(i)(t)	Certification of Stock Designation of Rights and Preferences of Series B Convertible Preferred Stock as filed with the Secretary of State of Delaware on September 29, 2025.	8-K	001-37428	4.1	9/25/2025

3.1(i)(u)	Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on November 14, 2025.	8-K	001-37428	3.1	11/17/2025

3.1(ii)(i)	Amended and Restated Bylaws of the Company, as of August 10, 2021	8-K	001-37428	3.1	8/13/2021

4.1	Description of Common Stock	10-K/A	001-37428	4.9	7/7/2023

5.1**	Opinion of Loeb & Loeb LLP

10.1	Securities Purchase Agreement, dated February 26, 2024, by and between Qualigen Therapeutics, Inc. and Alpha Capital Anstalt	8-K	001-37428	10.1	2/27/2024

10.2	8% Convertible Debenture Due December 31, 2024 in favor of Alpha Capital Anstalt	8-K	001-37428	10.2	2/27/2024

10.3	8% Convertible Debenture due December 31, 2024 in favor of Yi Hua Chen	8-K	001-37428	10.2	4/16/2024

10.4	Co-Development Agreement, dated April 11, 2024, between Qualigen Therapeutics, Inc. and Marizyme, Inc.	8-K	001-37428	10.4	4/16/2024

10.5	Amended and Restated Secured Demand Promissory Note (including Security Agreement), dated August 21, 2025, by and between Marizyme, Inc. and Qualigen Therapeutics, Inc.	8-K	001-37428	10.1	08/27/2025

10.6	Amendment No. 1 to Amended and Restated Secured Demand Promissory Note, dated September 15, 2025, by and between Marizyme, Inc. and Qualigen Therapeutics, Inc.	8-K	001-37428	10.2	09/16/2025

10.7	Common Share Purchase Agreement, dated as of June 16, 2026, between AIxCrypto Holdings, Inc. and Gold King Arthur Holding Limited	8-K	001-37428	10.1	6/17/2026

10.8	Consulting Agreement, dated July 29, 2026, between AIxCrypto Holdings, Inc. and Aibot US Operation Inc.	8-K	001-37428	10.1	7/31/2026

10.9	Amendment to Common Share Purchase Agreement, dated as of August 18, 2026, between AIxCrypto Holdings, Inc. and Gold King Arthur Holding Limited

21.1	Subsidiaries of the Registrant	10-K	001-37428	21.1	6/30/2025

23.1*	Consent of HTL International, LLC, independent registered public accounting firm

23.2*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm

23.3**	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page of this Registration Statement).

107**	Filing Fee Table.

*	Filed herewith.
**	Previously filed.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement;

ii. Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

iii. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on September 4, 2026.

AIxCrypto Holdings, Inc.

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jiawei Wang	Chief Executive Officer and Director	September 4, 2026
Jiawei Wang	(Principal Executive Officer)

/s/ Jay Sheng	President and Chief Financial Officer	September 4, 2026
Jay Sheng	(Principal Financial Officer and Accounting Officer)

/s/ Kevin Chen	Director	September 4, 2026
Kevin Chen

/s/ Chen Shi	Director	September 4, 2026
Chen Shi

/s/ Chad Chen	Director	September 4, 2026
Chad Chen

*By:	/s/ Jiawei Wang
Jiawei Wang Attorney-in-fact

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